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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         THINKA WEIGHT-LOSS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                    4522               98-0218912
------                         ---------------------------   ----------
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
of incorporation or           Classification Code Number)    Identification No.)
organization)


18201 Von Karman Avenue, Suite 1170, Irvine, California               92612
-------------------------------------------------------               -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (949) 975-0077
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                    Charles C. Seven, Chief Executive Officer
                         Thinka Weight-Loss Corporation
                       18201 Von Karman Avenue, Suite 1170
                            Irvine, California 92612
                            Telephone (949) 975-0077
                            Facsimile (949) 975-1177

                                    Copy to:
                              Raymond A. Lee, Esq.
                                LEE & GODDARD LLP
                       18500 Von Karman Avenue, Suite 700
                            Irvine, California 92612
                            Telephone (949) 253-0500
                            Facsimile (949) 253-0505
                  --------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
[ ]_________

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

                                    CALCULATION OF REGISTRATION FEE

======================  ==============  ====================  ====================  =================
Title of each class of   Amount to be     Proposed maximum      Proposed maximum        Amount of
securities to be        registered(1)    offering price per    aggregate offering   Registration Fee
registered                                    share(2)              price(3)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Common Stock, $.001
par value                 20,500,000           $0.11                $2,255,000           $182.43
======================  ==============  ====================  ====================  =================

(1) Includes all the shares of our common stock that we estimate are issuable upon conversion of a $300,000 convertible debenture and the exercise of a related warrant by the selling security holder. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debenture and upon exercise of the warrant. See the section below entitled "Selling Security Holder" on page 14 for a more detailed description of how we arrived at our estimate. 20,500,000 shares of common stock is the maximum number of shares that the selling security holder may sell pursuant to this prospectus. The selling security holder may not rely upon Rule 416 to sell more than 20,500,000 shares pursuant to this prospectus.

(2) Estimating solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on August 12, 2003.

(3) Estimating solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on August 12, 2003.

The offering price of $0.11 per share for the selling security holder was estimated for the sole purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                         Thinka Weight-Loss Corporation,
                              a Nevada corporation

                        20,500,000 Shares of Common Stock

This prospectus relates to 20,500,000 shares of common stock of Thinka Weight-Loss Corporation, which shall be issued and outstanding shares of our common stock, acquired by the selling security holder in a private transaction that was not registered with the Securities and Exchange Commission. Our stock is currently listed on the Over-the-Counter Bulletin Board ("OTC Bulletin Board") maintained by the National Association of Securities Dealers under the symbol "TWLO."

The selling stockholder may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares may be sold directly or through brokers or dealers.

We will receive no part of the proceeds of the sale of the 20,500,000 shares by the selling stockholder. All expenses of registration incurred in connection with this offering will be paid by us, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

The selling stockholder and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

The shares have not been registered for sale by the selling stockholder under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

See "Risk Factors" on Pages 2 to 7 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a solicitation for an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is August 20, 2003, subject to completion.

                                      TABLE OF CONTENTS


Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
----------------------------------------------------------------------------------------

Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
----------------------------------------------------------------------------------------

Use Of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
----------------------------------------------------------------------------------------

Determination Of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
----------------------------------------------------------------------------------------

Selling Security Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
----------------------------------------------------------------------------------------

Plan Of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
----------------------------------------------------------------------------------------

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
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Directors, Executive Officers, Promoters And Control Persons  . . . . . . . . . . . . 11
----------------------------------------------------------------------------------------

Security Ownership Of Certain Beneficial Owners And Management  . . . . . . . . . . . 13
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Description Of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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Interest Of Named Experts And Counsel . . . . . . . . . . . . . . . . . . . . . . . . 15
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Disclosure Of Commission Position On Indemnification For Securities Act Liabilities . 16
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Organization Within Last Five Years . . . . . . . . . . . . . . . . . . . . . . . . . 16
----------------------------------------------------------------------------------------

Description Of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
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Management's Plan Of Operationf . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
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Description Of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
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Certain Relationships And Related Transactions  . . . . . . . . . . . . . . . . . . . 32
----------------------------------------------------------------------------------------

Market For Common Equity And Related Stockholder Matters  . . . . . . . . . . . . . . 33
----------------------------------------------------------------------------------------

Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
----------------------------------------------------------------------------------------

Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
----------------------------------------------------------------------------------------

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure  55
----------------------------------------------------------------------------------------

Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
----------------------------------------------------------------------------------------

Indemnification Of Directors And Officers . . . . . . . . . . . . . . . . . . . . . . 55
----------------------------------------------------------------------------------------

Other Expenses Of Issuance And Distribution . . . . . . . . . . . . . . . . . . . . . 56
----------------------------------------------------------------------------------------

Recent Sales Of Unregistered Securities . . . . . . . . . . . . . . . . . . . . . . . 56
----------------------------------------------------------------------------------------

Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
----------------------------------------------------------------------------------------

Undertakings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
----------------------------------------------------------------------------------------

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
----------------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY
                               ------------------

Our  Business:
-------------

Our principal business address is 18201 Von Karman Ave., Suite 1170, Irvine, California 92612. Our telephone number is (949) 975-0077.

Prior to our acquisition of TransWorld Benefits, Inc., a Nevada corporation, we planned to market our dietary program and the accompanying products, which consisted primarily of a liquid low carbohydrate-high protein weight loss program and accompanying products. We abandoned our plans for marketing our dietary program because we no longer believed we could be profitable. Upon our acquisition of TransWorld Benefits, Inc., we underwent a change in control, and as a result, we adopted the business plan of TransWorld Benefits, Inc.

We plan to offer insurance that will provide for the return of remains following death by contracted private executive aircraft, including accompanying family, and emergency medical travel benefits, including medical evacuation and repatriation. Our benefit packages will include the following:

LIVING  BENEFITS:

-    BRIDGE  MEDICAL  COVERAGE - up to $2,500 to reimburse deductible or co-pay.

- MEDICAL EVACUATION AND REPATRIATION - medivac or personal transportation provided on an as-needed basis.

- WORLDWIDE TRAVEL ASSISTANCE - for travelers needing professional or consular help with doctors, lawyers, hospitals, or the replacement of prescriptions and eyeglasses.

-    MEDICAL  TRAVEL  ADVISORY  -  $10,000  accidental  dismemberment  benefit.

DEATH  BENEFITS:

- RETURN OF REMAINS - efficient and dignified return in a private executive aircraft.

- FAMILY TRAVEL - up to three family members or friends may accompany the remains at no extra charge.

- COMPLETE AND PAID HANDLING OF ALL FUNERAL DETAILS - including ground transportation at ending and receiving sites, embalming or cremation, and travel containers.

- PROCESSING OF PAPERWORK AND REGULATORY COMPLIANCE - includes adherence to international law and religious custom of deceased.

- VEHICLE RETURN - up to $2,000 for the return of vehicle with annual trip policies.

-    DEATH  BENEFIT  -  a  $10,000  accidental  death  benefit.

We are currently seeking exclusive service contracts with providers of private executive aircraft to provide the transportation services on an as-needed basis.

We are seeking distribution agreements and strategic alliances with mortuaries and related business, as well as life insurance companies and travel businesses.

We  are  also  seeking  underwriting  for  our  insurance  products.

Our  State  of  Organization:
----------------------------

We  were  incorporated  in  Nevada  on  September  14,  1999.

Number  of  Shares
------------------
Being  Offered:
--------------

We are registering the sale of 20,500,000 shares of common stock to be issued to La Jolla Cove Investors, Inc. (the "selling security holder"), upon conversion of an 8% Convertible Debenture issued to the selling security holder and exercise of the related Warrant to Purchase Common Stock also issued to the selling security holder. This represents approximately 47% of the total number of shares that will be issued and outstanding following the conversion of the debenture and exercise of the warrant, assuming that no other new shares are issued by us.

The shares of our common stock being offered by the selling security holder have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration or qualification thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration. The following states have adopted an exemption from state registration for any isolated non-issuer transaction, whether or not effected through a broker-dealer: Alabama, Alaska, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. Therefore, the selling security holder may offer the shares of common stock promptly in those states in reliance upon a state law exemption from state registration or qualification. The State of California provides an exemption from non-issuer transaction qualification requirements for any offer or sale of a security by the owner for his or her account if the sale is not accompanied by the publication of any advertisement and is not effected by or through a broker-dealer in a public offering.

Number  of  Shares  Outstanding
-------------------------------
After  the  Offering:
--------------------

23,220,205 shares of our common stock are currently issued and outstanding. Upon the sale of all of the securities being offered by the selling security holder, we will have 43,720,205 shares of our common stock issued and outstanding. We have no other securities issued.

Estimated  use  of  proceeds:
----------------------------

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holder.


                                  RISK FACTORS
                                  ------------

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

We  are  a  new  company with losses since our formation.  We have attempted two
--------------------------------------------------------
different business ventures in the past that have failed, and we are investing in a new venture that has no history of operating revenue. We anticipate that we will lose money in the foreseeable future, and we may never be able to achieve profitable operations. We were formed on September 14, 1999, and our newly-acquired subsidiary, TransWorld Benefits, Inc., has had no operating revenue with its current business plan. Our management team is new, and our marketing and distribution channels have not been tested. We will encounter difficulties as an early stage company in a new and rapidly evolving industry. Moreover, we have no historical sales figures with which we can accurately predict future sales.

We  have  incurred a net loss since inception and expect to incur net losses for
--------------------------------------------------------------------------------
the  foreseeable  future.  We  have incurred net losses since our inception.  We
------------------------
will continue to incur net losses in the foreseeable future, and we are unable to accurately predict when we may begin to achieve net profits.

We  need  to  raise  substantial capital or financing to meet our business plan.
-------------------------------------------------------------------------------
Our success depends on increasing awareness of our repatriation and medical evaluation services, providing timely and reliable transportation services through contracts with third-party charter airlines, and developing long-term relationships with the funeral, life insurance, travel industries and other established industries. Accordingly, we must be able to increase our marketing and promotional expenditures dramatically and to make capital expenditures to develop and maintain brand recognition, as well as to ensure the quality of our services. We will require additional capital to achieve these goals, and there is no guaranty we will be able to acquire sufficient capital.

We  do  not  expect  to receive operating revenue until October 2003.  We do not
--------------------------------------------------------------------
expect to receive operating revenue until at least October 2003. We must obtain at least $250,000 additional working capital in order to achieve our goal of receiving operating revenue by October 2003. We do not currently have any commitments from third-parties to invest the needed working capital in our company, either in the form of equity investment or debt financing.

The selling security holder has the ability to negatively affect our stock price
--------------------------------------------------------------------------------
and  to  create  a  greater  dilution  of  the  then-existing  stockholders.  As
---------------------------------------------------------------------------
illustrated by the chart on page 9 of this prospectus, the closing price of our stock on the day the selling security holder elects to convert the debenture will affect the number of shares issued to the selling security holder. As of August 12, 2003, the closing price of our stock was $0.11 per share, and the lowest trading price during the previous 20 trading days was $0.10. If the selling security holder had converted the debenture on August 11, 2003, the selling security holder would have received 21,000,000 shares of common stock, which the selling security holder could sell at high volumes to drive the closing trading price downward. As the closing trading price is driven downward, the selling security holder could convert portions of the debenture at successively lower market rates, thereby causing a successively greater dilution of the then-existing stockholders, including the purchasers of stock from the selling security holder, and causing a downward spiraling affect on the price of our stock (a so-called "death spiral"). To the extent that conversion of the debenture requires us to issue more than 20,500,000 shares of common stock, we are still obligated to issue such stock and to register the additional shares of stock pursuant to a new registration statement.

The  selling  security holder has the right to significantly dilute the existing
--------------------------------------------------------------------------------
stockholders.  Assuming  that the selling stockholder converts the debenture and
------------
exercises the warrant, and sells all of the stock being registered hereunder, we will have issued an additional 20,500,000 shares of common stock into the market, representing a total of approximately 47% of the then issued and outstanding shares of stock. The selling stockholder has the right to convert smaller portions of the debenture and exercise smaller portions of the warrant, and therefore sell smaller portions of the stock being registered hereunder over time, and the buyers of such stock will likely be further diluted as additional stock is issued and sold.

Our  business  strategy  is unproven, and we may not be successful in addressing
--------------------------------------------------------------------------------
early  stage  challenges.  Our  business model has not been tested.  Our success
------------------------
depends upon establishing our position in the market and expanding public awareness of our products. To implement our business plan, we must increase our marketing initiatives, identify and enter into additional strategic relationships and incorporate modern technological advances in online resources.

We  will  be substantially dependent on certain suppliers for our transportation
--------------------------------------------------------------------------------
services.  TransWorld  Benefits, Inc. will be our only source of revenue, and we
--------
do not currently have any other source of revenue. Although we currently have agreements to use aircraft from a large number of charter companies, we may be forced to locate alternative suppliers of transportation. We cannot guaranty that we will be able to arrange for the immediate and cost-effective transportation that will be required to meet our business plan. Failure to maintain reliable, cost-effective supplies of charter aircraft will adversely affect our financial condition and our ability to generate revenues.

We  have  future  capital  needs,  and we cannot be certain such funding will be
--------------------------------------------------------------------------------
available.  To achieve and maintain competitiveness of our proposed products and
---------
services, and to conduct costly marketing activities and infrastructure development, we may need substantial funds. We expect that our available funds will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 2 months. Our estimate of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this registration statement. We require substantial capital to fund our current and future business operations. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future.

We will require additional cash to implement our business strategies.  We cannot
--------------------------------------------------------------------
guaranty that we will have access to additional funds in the future, or that additional funds will be available on acceptable terms and conditions to satisfy our cash requirements to implement our business strategies. Our inability to obtain acceptable financing could have a material adverse effect on our results of operations and financial conditions. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

Our  costs  may be greater than we anticipated.  We have used reasonable efforts
----------------------------------------------
to assess and predict costs and expenses. Our predictions are not based upon any experience, and therefore cannot be evaluated with reference to proven operating history. Our business plan may require more employees, capital, equipment, supplies or other expenditure items than management has predicted. Similarly, the cost of compensating additional management, employees and consultants or other operating costs may be more than our estimates, which could result in sustained losses.

We  are  dependent  upon  establishing  brand  recognition and loyalty.  We must
----------------------------------------------------------------------
quickly establish, maintain and enhance the TransWorld Benefits name recognition and develop brand loyalty to generate sufficient revenues from sales of our proposed services. Brand recognition and customer loyalty will become increasingly important as more companies with established brands in the life insurance, funeral and travel business offer competing services in connection with their established products. Development of TransWorld Benefits will depend largely on our success in providing a reliable team of trained personnel supported by high levels of customer service. We expect to increase our expenditures on programs designed to create and maintain strong brand loyalty among customers, but we cannot be certain that our efforts will be successful. The nature of our business requires a longer time to develop customer loyalty than most other industries.

Consumers  may not become sufficiently aware of TransWorld Benefits, Inc. or the
--------------------------------------------------------------------------------
availability  of  our  services  currently  available.  Our  success  depends on
-----------------------------------------------------
attracting and maintaining long-term customers through cost-efficient marketing and research of our target consumer. Factors that could prevent or delay the widespread consumer acceptance of our services, and consequently affect our ability to increase our revenues, include:

     - lack of consumer awareness of our proposed services and the advantage of those services;
     - pricing that does not meet consumer expectations when compared to the pricing of other repatriation and medical transportation services;
     - customer concerns about the reliability of our Company and our ability to perform at an undetermined time in the future;

     - failure to develop and maintain solid relationships with related service providers in the funeral, life insurance and travel industry that will give us access to our target customers;
     - Failure to generate positive media attention to our products and our industry.

We  expect  that  competition  will  increase dramatically over the next several
--------------------------------------------------------------------------------
years.  The  nature  of the Internet as an electronic marketplace may facilitate
-----
competitive entry and comparison-shopping. Increased competition may reduce our gross margins and cause us to lose market share.

We  may  be  unable  to  establish  marketing  relationships  in key markets and
--------------------------------------------------------------------------------
locations, such as funeral homes, life insurance agents and travel agents in the
--------------------------------------------------------------------------------
largest  U.S.  metropolitan  areas.
----------------------------------

We  need  insurance  underwriting that we have not yet secured.  The sale of our
--------------------------------------------------------------
proposed products involves a risk that we believe must be insured. We may, at any one time, be required to provide more immediate services than we have cash reserves on hand to deliver. We are currently seeking insurance underwriting, but there is no guaranty we will be able to secure such underwriting. If we do not have adequate insurance or we have a significant number of insured claims or a claim exceeding the limits of any insurance coverage that we may acquire, would materially harm us by causing us to fail in our promise to deliver services.

We  depend on third-party providers.  We may become significantly dependent upon
-----------------------------------
various third parties for one or more services required for the promotion, sale, distribution and supply of our proposed services. We will have agreements for these services which will include, but will not be limited to, third-party supply agreements for aircraft, ground transportation and funeral and medical services, and advertising services and agreements. Inasmuch as the capacity for certain services by certain third parties may be limited, our inability, for economic or other reasons, to continue to receive services from existing providers or to obtain similar products or services from additional providers could have a material adverse effect on our business.

Our  operating  results  will fluctuate depending upon the travel industry.  Our
---------------------------------------------------------------------------
business is dependent upon travel and beliefs regarding overall benefits of repatriation and medical evacuation services. Economic trends that affect travel will effect our market. The market for repatriation and medical evacuation services is relatively new, and we cannot be certain that the public will accept the product as worthwhile.

We  cannot  be certain how well this new market will develop and if our services
--------------------------------------------------------------------------------
will be accepted into this market.  There is very little data available to us to
---------------------------------
determine the size of the existing market or the size of the potential market based on any objective criteria.

Our  Stock  Is  Traded  in  Low and Irregular Volumes Resulting In Unpredictable
--------------------------------------------------------------------------------
Prices.  Our  common  stock  is  traded  on  the Over-The Counter Bulletin Board
-----
(OTCBB), and consequently, there is a very limited market for our stock, including the common stock being offered by the selling security holder. For example, our stock was traded on 19 days over the four week trading period between July 14, 2003 and August 8, 2003. The range of daily volume was 15,000 to 602,100 shares. The range of closing prices was $0.10 to $0.22. As of August 11, 2003, only 20 brokers had posted offers for purchase and sale on the OTCBB, at volumes of 5,000 shares each. The low volume and volatile price may prevent an investor from selling his or her stock at the desired time, at the desired volume, and/ or at the price the investor needs to receive the return on his or her capital investment that the investor expects to receive based on current or future prices.

We may fail to manage our growth. Our ability to succeed is uncertain because we
--------------------------------
currently have a limited operating history. We expect, however, to experience significant growth and expect such growth to continue for the foreseeable future. Our growth may place a significant strain on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations, therefore impairing our ability to compete, market and distribute our proposed services. Part of our business strategy may be to acquire assets that will complement or diversify our existing business. We are unable to predict whether or when any material transaction will be completed. If we proceed with any such transaction, we cannot guaranty that we can effectively integrate the acquired operations with our own operations. We may also seek to finance any such acquisition by debt financings or issuances of equity securities and we cannot guaranty that any such financing will be available on acceptable terms or at all.

We are dependent on the efforts and abilities of our senior management to remain
--------------------------------------------------------------------------------
competitive  in  our  industry and to control our growth. Our success depends on
--------------------------------------------------------
hiring, retaining and integrating senior management and skilled employees in order to expand our business. Our senior management may not perform effectively as individuals or work together as a team. We currently do not maintain any life insurance for any of our officers or directors. The loss of various members of our management team could have a material adverse effect on our business and our prospects as the loss, among other things, could slow our growth, sever the relationships we maintain through our affiliation with those persons with the funeral, life insurance and travel industries and deprive us of their experience and contacts in those industries. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure of key personnel from our service. We cannot guaranty, however, that replacement personnel, upon the departure of senior management from our service, will cause us to operate profitably. As owners of significant portions of our issued and outstanding common stock, our management has every incentive to remain with us. Our officers and directors will exclusively make all decisions regarding management of our affairs. The purchasers of the shares registered in this registration statement may not participate in our management and, therefore, are dependent upon the management abilities of our officers and directors.

Our officers and a majority of our directors are stockholders.  Our officers and
-------------------------------------------------------------
directors beneficially own approximately 45% of our outstanding shares of common stock, allowing these shareholders to exert significant influence in matters requiring approval of our shareholders. Following the issuance of the stock covered by this registration statement, our directors and officers, taken as a group, together with their affiliates, will beneficially own, in the aggregate, approximately 24% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our principal security holders may be able to exert significant influence, or even control, over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Our  officers,  directors,  and  employees  are  entitled to receive significant
--------------------------------------------------------------------------------
compensation, payments and reimbursements, regardless of whether we operate at a
--------------------------------------------------------------------------------
profit  or  a  loss.  Our  officers,  directors  and  management  personnel will
-------------------
determine, from time to time, any compensation received by officers, our management personnel, and directors. Additionally, our officers, directors and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Our  Bylaws  and  employment  agreements limit the liability of our officers and
--------------------------------------------------------------------------------
directors.  Our  Bylaws  and  our  employment agreements with Chuck Seven, Keith
---------
Romine and Ronald Robertson provide that we will indemnify our directors and officers to the fullest extent provided for under Nevada law. Moreover, the General Corporation Law of Nevada provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders. The only assurance that our shareholders (including purchasers of the shares registered herein) have that our officers and directors will not abuse their discretion in making decisions with respect to our affairs and other business decisions is the fiduciary obligations and business integrity of those officers and directors. Accordingly, no person should purchase shares of our common stock unless that person is willing to entrust all aspects of our management to our officers and directors, or their successors. Potential purchasers of the shares registered herein must carefully evaluate the personal experience and business performance of our officers and directors. Our officers and directors may retain independent contractors to provide services to us. Those contractors have no fiduciary duty to our shareholders and may not perform as expected.

      DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations or new regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

                                 USE OF PROCEEDS
                                 ---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holder.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price of the shares being offered by the selling security holder has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares was determined based on fluctuating market prices and by applying the standards set forth in Rule 457c. of Regulation C promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 457c., the offering price was determined by the average of the bid and last price reported by the Over-the-Counter Bulletin Board (OTCBB) on August 12, 2003. The offering price of the shares sold by the selling shareholder will continue to fluctuate based upon market prices at the time of sale.

                             SELLING SECURITY HOLDER
                             -----------------------

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holder. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holder. The selling security holder has not held any position or office with us. Other than the relationships described below, the selling security holder has not and does not have any material relationship with us.

===============================   ===============================  ==================================
Name of Selling Security Holder   Amount of Shares of Common       Amount of Shares of Common
                                  Stock Owned by Selling Security  Stock to be Offered by the Selling
                                  Holder Before the Offering       Security Holder
-------------------------------   -------------------------------  ----------------------------------
La Jolla Cove Investors, Inc., a
California corporation                          -0-                           20,500,000
-------------------------------   -------------------------------  ----------------------------------

Terms  of  Debenture  and  Warrant
----------------------------------

The purposes of the debenture and warrant are as follows: (1) to provide us with immediate capital in the form of a $300,000 loan that can be converted to equity, (2) to raise an additional $1,500,000 in proceeds from the exercise of the warrant by the selling security holder as the debenture is converted, and
(3) to compensate the selling security holder with equity participation in our company. As a condition to receiving the loan, we agreed to register the resale of the stock to be issued to the selling security holder pursuant to the debenture and the warrant.

As amended, the debenture and warrant provide for a potential $1,800,000 investment in our company by the selling security holder, with unlimited and exponentially greater economic benefit to the selling security holder as the price of our stock increases.

The number of shares issued upon conversion of the debenture is equal to the following: the dollar amount of the debenture being converted (a maximum of $300,000), multiplied by 6, minus the product of the Conversion Price (as defined in the debenture which is the lessor of $0.20 or 80% of the lowest market rate over the previous 20 trading days, less 3% for every month or partial month following June 8, 2003, until this registration statement is made effective) multiplied by 5 times the amount of the debenture being converted, and the entire result shall be divided by the Conversion Price. Below is an example of how this formula works with a Conversion Price of $0.0781 (based upon a lowest market trading price of $0.11) and conversion of the entire amount of the debenture:

     300,000 x 6 = 1,800,000
     1,800,000 - (0.0781 x 5 x $300,000) = 1,800,000 - (117,150)
     1,800,000 - 117,150 =1,682,850
     1,682,850 / 0.0781 = 21,547,375 shares (rounded to the nearest whole share)
                          ----------

The number of shares to be issued to the selling security holder upon conversion of the debenture depends upon the trading price of our common stock. The effect of the lowest market rate during any twenty trading days on the number of shares to be issued upon conversion of the debenture is illustrated by the following chart, assuming this registration statement is declared effective on or before September 8, 2003:

                              DEBENTURE CONVERSION


                                [GRAPHIC OMITED]

MARKET RATE                   NUMBER OF SHARES ISSUED
$0.040                                  61,880,282.00
$0.060                                  40,753,521.00
$0.100                                  23,852,113.00
$0.140                                  16,608,652.00
$0.160                                  14,345,070.00
$0.180                                   2,584,507.00

                                  MARKET RATE


As the debenture is converted, the selling security holder shall simultaneously with the conversion of the debenture at any time, exercise the warrant at the rate of at least 5 times the dollar amount of the debenture being converted, at a rate of $1.00 per share. We will receive an additional capital investment of five times the amount of the debenture being converted, as converted, up to $1,500,000. The selling security holder is not required to convert the debenture and is only required to exercise the warrant at the time the debenture is converted.


                              PLAN OF DISTRIBUTION
                              --------------------

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holder. There can be no assurance that the selling security holder will sell any or all of the shares registered herein.

The selling security holder may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holder may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     -    privately  negotiated  transactions.

The shares of common stock being offered by the selling security holder have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification. The following states have adopted an exemption from state registration for any isolated non-issuer transaction, whether or not effected through a broker-dealer: Alabama, Alaska, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. Therefore, the selling security holder may offer its shares of common stock promptly in those states in reliance upon a state law exemption from state registration or qualification. The State of California provides an exemption from non-issuer transaction qualification requirements for any offer or sale of a security by the owner for his or her account if the sale is not accompanied by the publication of any advertisement and is not effected by or through a broker-dealer in a public offering.

Brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holder, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holder, we will file a post-effective amendment to disclose such event.

The selling security holder and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holder is subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holder.

We have informed the selling security holder that, during such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, it is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a

"distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holder that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

                                LEGAL PROCEEDINGS
                                -----------------

On December 23, 2002, plaintiff Tom Clark filed a lawsuit in Superior Court for the County of Orange, State of California, naming Transworld Benefits, Inc., The Senna Corporation and Charles Seven as defendants (the "Lawsuit"). We believe the Lawsuit, which alleges causes of action for breach of contract, fraud, interference with contractual relations and breach of fiduciary duty, is wholly frivolous and without merit. The Lawsuit arises out of a dispute regarding an agreement with Mr. Clark pursuant to which Mr. Clark was to make an investment with us. While the Lawsuit alleges damages in the amount of $45,000, we have cross-claims arising out of the same agreement against Mr. Clark which exceed the amount he is claiming, offsetting any recovery by Mr. Clark. Presently, we do not have legal representation regarding the matter; we have not filed an answer in the Lawsuit; and no default has been taken. Plaintiff had previously made commitments to dismiss the lawsuit with prejudice, and therefore we did not believe this was a material lawsuit at the time of filing our latest 10-QSB for the period ended March 31, 2003. In the interests of bringing about a cost-effective resolution to this dispute, we are now engaging in settlement discussions with Mr. Clark. Mr. Clark has agreed to grant us an extension of time to file a responsive pleading until such time as the settlement discussions fail.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

Executive Officers and Directors.  We are dependent on the efforts and abilities
--------------------------------
of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We have employment agreements with our Chief Executive Officer, our Treasurer and Controller, and our Senior Vice President for terms ending in September 2005, but each such agreement may be terminated without cause by the executive upon 60-days advance written notice. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Effective as of August 12, 2003, Derek Van Laare resigned as a Director, without providing any reason, and therefore, information concerning him is not included in the following table. As a result, we only have two directors, both of whom are stockholders, officers and employees of our company. We are currently seeking a qualified replacement to serve the rest of his term. We do not currently have an independent director, and we cannot guaranty that we will be able to find an independent director to replace Mr. Van Laare. As a result, our board of directors is unable to rely upon an independent director to resolve any conflicts of interests between the interest a director may have personally as a stockholder or employee and the fiduciary obligations the director may have to our company.

Our directors and principal executive officers are as specified in the following table:

Name                 Age  Position
----                 ---  --------
Charles C. Seven      58  Chairman, Director, Chief Executive Officer, and President

Keith Romine          77  Director, Treasurer and Controller, and Secretary

Ronald P. Robertson   55  Vice-President, Cemetery & Funeral Sales

Mr.  Charles C. Seven  serves as a Director and the Chairman of the Board until
---------------------
the next annual meeting of stockholders. He also serves as the Chief Executive Officer and President until September 30, 2005, and thereafter for successive one-year renewal terms unless terminated by either Mr. Seven or our Board of Directors. A copy of Mr. Seven's employment agreement was filed as an Exhibit to our Form 8-K filed on October 15, 2002, and is hereby incorporated into this Registration Statement.

Mr. Seven has been the Chief Executive Officer of TransWorld Benefits, Inc. since October 2002. Prior to that, he was a consultant to TransWorld Benefits, Inc. from 1996 through October 2002.

Mr. Seven was the founder of Sevcor International, Inc., and served as its Vice President of Marketing and Sales from 1994-1996. Sevcor provided emergency travel insurance products for repatriation and worldwide assistance.

Mr. Seven served as the Vice President Marketing for Uco Air, Inc., from 1992 through 1994. Uco Air was a domestic and international air charter operations specializing in medical evacuation airfreight.

Mr. Seven served as the President and Chief Executive Officer of Venture Pacific Corp. from 1990 through 1992. Venture Pacific provided air charter operations between U.S. and Vietnam, and purchase and disposal of Pan-American liquor and catering inventories.

Mr. Seven served as the President and Chief Executive Officer of Tallmantz Aviation, Inc. from 1985 through 1990. Tallmantz Aviation provided fixed base operations with established air charter, fuel, helicopter maintenance and parts, fixed wing maintenance and real estate operations.

Mr.  Seven received his Bachelor's Degree from the University of Oregon in 1966.

Mr.  Keith  Romine  serves  as  a  Director  until  the  next  annual meeting of
------------------
stockholders. He serves as our Treasurer and Secretary until September 30, 2005, and thereafter for successive one-year renewal terms unless terminated by either Mr. Romine or our Board of Directors. A copy of Mr. Romine's employment agreement was filed as an Exhibit to our Form 8-K filed on October 15, 2002, and is hereby incorporated into this Registration Statement. As Treasurer, he will be the principal financial officer for our company.

Mr. Romine has served as the Secretary and Treasurer of TransWorld Benefits, Inc. since its inception in 1996. Mr. Romine also serves as a consultant to the following companies: MBS Mannesmann Demag Sack Germany; International Mill Service, Inc.; Icon Construction Company, Inc.; and Wirth. As a consultant, he negotiates sales and set-up of continuous aluminum sheet casters, aluminum rolling mills, coating lines, melting furnaces, scalpers and can recycling facility.

He  graduated  from  Browns  Business  College and the International Accountants
Society,  and  he  attended  Bradley  University  for  two  years.

Mr.  Ronald  Robertson  serves  as our Vice President, Cemetery & Funeral Sales,
----------------------
until September 30, 2005, and thereafter for successive one-year renewal terms unless terminated by either Mr. Robertson or our

Board of Directors. A copy of Mr. Robertson's employment agreement was filed as an Exhibit to our Form 8-K filed on October 15, 2002, and is hereby incorporated into this Registration Statement. Mr. Robertson has served as Senior Vice President of TransWorld Benefits, Inc. since 2001.

Mr. Robertson has also been serving as the Vice President - Sales of Lowen Group in Vancouver, British Columbia, since 1994, where he has been responsible for over 600 million pre-need sales annually.

Mr. Robertson served as the Assistant Vice president, Sales for Gibraltar Mausoleum Corporation in Indianapolis, Indiana, from 1985 through 1994, where he was responsible for sales and marketing for nine cemeteries and seven funeral homes with annual sales exceeding 18 million dollars.

Mr. Robertson earned his Bachelor of Science Degree in Psychology from Ball State University in 1970. Since then, he has achieved a number of industry accomplishments, including serving as the Program Chairman PIAA Convention, Guadalajara, Ixtapa, Mexico 1984; serving as a guest speaker at five industry conventions; serving as a guest speaker at 12 State Conventions from 1980-1998; serving as the Co-Chairman ICFA Sales Marketing Meeting in 1997; and receiving the International Cemetery and Funeral Association's designation of Certified Cemetery Executive (CCE) in 2001.

There are no agreements or understandings for our officers or directors to resign at the request of another person, and our officers and directors are not acting on behalf of or at the discretion of any other person. There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 11, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

------------------------------------------------------------------------------------
NAME AND ADDRESS                                AMOUNT AND NATURE          PERCENT
OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP       OF CLASS
------------------------------------------------------------------------------------
Charles C. Seven                                    9,198,866 (1)         39.62%
18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
------------------------------------------------------------------------------------
Keith Romine                                          386,290 (2)          1.66%
18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
------------------------------------------------------------------------------------
Ronald Robertson                                      762,322 (3)          3.28%
18201 Von Karman Avenue, Suite 1170
Irvine, California 92612
------------------------------------------------------------------------------------
Farline Venture Corporation and William Iny          5,721,435            24.64%
Suite 2100 - 1066 West Hastings Street
Vancouver, British Columbia
====================================================================================
All Officers and Directors                          10,347,478            44.56%
as a Group (4 people).
------------------------------------------------------------------------------------

Footnotes  to  Table
--------------------
1 Charles C. Seven controls the voting of 4,467,000 shares of Common Stock currently held by Flax-Flex Fabricators, Ltd. Mr. Seven has the right to purchase 1,000,000 shares of common stock and Flax-Flex Fabricators, Ltd. has the right to purchase 3,383,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Charles C. Seven does not exercise such rights, he will have 4,815,866 shares of Common Stock, which represents 20.74% of the currently issued and outstanding shares of stock.

2 Keith Romine has the right to purchase 50,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Mr. Romine does not exercise such right, he will own 336,290 shares of common stock, which represents 1.45% of the currently issued and outstanding shares of stock.

3 Mr. Robertson has the right to purchase 167,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Ronald Robertson does not exercise such right, he will have 595,322 shares of Common Stock, which represents 2.56% of the currently issued and outstanding shares of stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them, unless otherwise noted.

Our directors, officers and principals, greater than 5% security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 69% our outstanding shares of common stock. Certain principal security holders are our directors or executive officers. Such concentrated control of the company may adversely affect the price of our common stock. These security holders may also be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Changes  in  Control.  Our management is not aware of any arrangements which may
--------------------
result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

                            DESCRIPTION OF SECURITIES
                            -------------------------

We are authorized to issue 100,000,000 shares of $.001 par value common stock. As of August 11, 2003, there were 23,220,205 shares of our common stock issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

                                 DIVIDEND POLICY
                                 ---------------

We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

                                     EXPERTS
                                     -------

The financial statements of TransWorld Benefits, Inc., included in this prospectus have been audited by CORBIN & COMPANY, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                     COUNSEL
                                     -------

The law firm of Lee & Goddard LLP has acted as our counsel by providing an opinion on the validity of the Securities being registered and by giving counsel upon other legal matters concerning the registration of the securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL
                      -------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
      -----------------------------------------------------------------------
                                   LIABILITIES
                                   -----------

Our Bylaws provide, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

     - for any breach of such director's duty of loyalty to us or our security holders;
     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     - liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     - for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements.  Our employment agreements with Charles Seven, Keith
--------------------------
Romine and Ronald Robertson provide for indemnification of each such person to the fullest extent permitted by Nevada law. This includes indemnifying each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS
                       -----------------------------------


Conflicts  Related  to  Other  Business Activities. Charles Seven, our Chairman,
--------------------------------------------------
President and Chief Executive Officer, has existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions.
--------------------------

In July 2001, we purchased all the assets of Six Forty-Nine Incorporated, a Nevada corporation ("649 Inc."), in exchange for 12,892,300 shares of our common stock. At the time we purchased all the assets of 649 Inc.:

     - Stacey Lauridia, our former President, was the President and a shareholder of 649 Inc.;
     - Dr. Louis Scarrone, former Chairman of our Board of Directors, was the Secretary, Treasurer, a member of the Board of Directors and a shareholder of 649 Inc.; and

     - Kathy Whyte, our former Secretary, Treasurer and a member of our Board of Directors, was an officer and member of the Board of Directors of 649 Inc.
     - Clifford Perlman, a former member of our Board of Directors was a shareholder of 649 Inc.

In 2003, our current officers and directors were involved in the merger transaction with our company and TransWorld Benefits, Inc. We issued to the former owners of Transworld Benefits, Inc., collectively, 4,500,000 shares of our common stock out of a total of 19,034,600 shares of common stock issued and outstanding following the acquisition. Of that 4,500,000 shares of common stock issued, beneficial interest in 4,467,000 shares were issued to Charles Seven and 33,000 shares were issued to Ronald Robertson.

Furthermore, as a condition to our acquisition of TransWorld Benefits, Inc., each of Charles C. Seven, Keith Romine and Ronald Robertson acquired the right to purchase beneficial interest in an aggregate of 4,600,000 shares of common stock from Farline Venture Corporation, as follows:

Charles Seven              4,383,000              $138,199
Keith Romine                  50,000                 1,415
Ron Robertson                167,000                 4,726
                           ---------              --------
                           4,600,000              $144,340

                             DESCRIPTION OF BUSINESS
                             -----------------------

Our  Background.  We were incorporated in Nevada on September 14, 1999 as Encore
---------------
Ventures, Inc. On or about August 9, 2001, we filed the necessary documents with the Secretary of State of Nevada to change our name to Thinka Weight-Loss Corporation. We also changed our symbol from "ECVI" to "TWLO".

Our  Business.  We  were  originally  in  the  business  of mineral exploration.
-------------
However, we made the decision to change the direction of our business. In July 2001, we purchased all of the assets of Six Forty-Nine Incorporated, a Nevada corporation ("649 Inc."), in exchange for 12,892,300 shares of our common stock. The assets included all right, title and interest in the Thinka product, a liquid, low carbohydrate, high protein weight loss product. On November 3, 2000, 649 Inc. had purchased the right, title and interest in the Thinka product from Dr. Louis Scarrone, the creator of the Thinka diet product. In the Fall of 2002, we determined that we could not be profitable with the Thinka product. Our former officers and directors believed it was in the best interest of our stockholders to discontinue the company's current business and attempt to acquire a new business which may provide more value to our stockholders. To further this objective, our former officers and directors agreed to acquire TransWorld Benefits, Inc., a Nevada corporation, in a tax-free reorganization, pursuant to a Share Purchase Agreement, dated October 4, 2002. We filed a copy of the Share Purchase Agreement as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on October 15, 2002. Our Form 8-K, filed with the Securities and Exchange Commission on October 15, 2002, is hereby incorporated into this Registration Statement by this reference.

Effective as of January 30, 2003, we acquired TransWorld Benefits, Inc. pursuant to the Share Purchase Agreement, as more fully described in our Form 8-K filed on February 14, 2003. In connection with the acquisition, our issued and outstanding common stock was increased from 14,534,600 shares to 19,034,600 shares. Our current business plan is focused solely on the business of our wholly-owned subsidiary, TransWorld Benefits, Inc.

Our  Products.  We are committed to providing the most exclusive, comprehensive,
-------------
dignified, convenient and private emergency travel benefits worldwide. This includes the transportation of injured individuals in a medical emergency, commonly known as "medical evacuation," and transportation of the deceased, commonly known as "repatriation." We intend to include both domestic and international travel on private jets. We have developed a proprietary, one-of-a-kind benefits package to provide these services, and we intend to underwrite our ability to provide those benefits through "A" rated insurance companies. We currently refer to our complete line of benefits as our "Emergency Travel Assistance Program."

A more detailed description of the products we plan to offer is set forth below:

     LIVING BENEFITS:

     - Medical Evacuation and Repatriation - medivac or personal transportation provided on an as-needed basis.

     - Worldwide Travel Assistance - for travelers needing professional or consular help with doctors, lawyers, hospitals, or the replacement of prescriptions and eyeglasses.

     -    Medical  Travel  Advisory  - $10,000 accidental dismemberment benefit.

     - Bridge Medical Coverage - up to $2,500 to reimburse deductible or co-pay.

     DEATH BENEFITS:

     - Return of Remains - efficient and dignified return in a private executive aircraft.

     - Family Travel - up to three family members or friends may accompany the remains at no extra charge.

     - Complete and Paid Handling of All Funeral Details - including ground transportation at ending and receiving sites, embalming or cremation, and travel containers.

     - Processing of Paperwork and Regulatory Compliance - includes adherence to international law and religious custom of deceased.

     - Vehicle Return - up to $2,000 for the return of vehicle with annual trip policies.

     -    Death  Benefit  -  a  $10,000  accidental  death  benefit.

Our products will likely include the return of remains by contracted private executive aircraft as a standard feature. We will provide dignified and respectful service, and up to three members of the deceased's family may also accompany the remains. Of the world's airports, 90% are unable to accommodate a commercial airplane. Our solution provides privacy and convenience at a time of need.

While our main focus for its lifetime products is wholesale through groups, a number of these groups finance their resales over one, three, or five years and have asked us to either do some premium financing on lifetime products or assist them in their effort. We are considering offering this financing in the future.

Our  Market.  Generally,  we  refer  to  our  market  as  the  emergency  travel
-----------
assistance market, which includes both medical evacuation and repatriation. Americans are traveling in record numbers for business and pleasure. We believe that the emergency travel assistance market can grow significantly through a number of existing markets, including private associations, unions, credit card companies, cruise lines, incentive travel, funeral, insurance, Internet travel sales, time-shares and travel agencies. The markets for TransWorld's Emergency Travel Assistance Program are substantial and diverse. Each represents a major economic opportunity. The primary markets for the company are:

-    Travel  -  Americans  take  over  2  billion  trips  per  year.

-    Cruise  Lines  -  In  2000  there  were  6,000,000  passengers.

-    Insurance  -  Millions  of  insurance  policies  are  sold  annually.

- Funeral - Approximately 2,000,000 pre-need insurance policies are sold each year.

- Associations - The American Association of Retired People (AARP), for example, has 35,000,000 members.

-    Corporations  -  200,000,000  plus  business  trips  are  taken  per  year.

-    Credit  Card  -  1,383,000,000  bank  credit  cards  are  outstanding.

- Timeshare - Resorts International has over 2,000,000 timeshare owners who take 4,600,000 trips per year.

- Internet - America Online (AOL) has 2,000,000 subscribers purchasing airline tickets annually.

These are mature markets with well-established and accessible channels of distribution for an emergency travel assistance program. Companies who sell to these markets are continuously looking for unique, high quality products. Their sales force of thousands of representatives can expedite our acceptance and penetration in the target markets. We plan to use primarily these channels of distribution, with an initial focus on the first 4 listed above.

For example, the cruise ship industry has a number of sick, injured and deceased people on cruises each month. Our product would allow them to deal with these potential public relations nightmares in a proactive manner. By including in the cost of a cruise the very affordable TransWorld Emergency Travel Assistance Program, at $8 for 7 days, $10 for 15 days, or $15 for 30 days, industry leaders could have a dignified, professional and affordable solution to this problem.

Another target market is the funeral industry. One of the most promoted and profitable product sold by the funeral industry is pre-need insurance. This allows a family to purchase insurance covering the cost of a funeral years ahead of their anticipated need. The TransWorld Benefits Emergency Travel Assistance Program, when added to an existing pre-need marketing program, provides the funeral industry with an effective sales tool and profit center.

A  more  detailed  analysis  of  each  market  is  set  forth  below:

Mass  Markets
-------------

TRAVEL  INDUSTRY

This is a segment experiencing exceptional growth, as baby boomers become empty nesters. It is also an industry in which travel agency profits have been under pressure as airlines have pushed direct ticket purchase programs and reduced commissions. With our 40% travel agent commission structure, our products can be a significant potential source of new revenue for travel agencies, wholesalers, and travel packagers.

There are a number of travel industry firms that develop wholesale travel packages to be sold through captive and independent travel agents. The primary travel package providers are API, Travcoa, and Abercrombie and Kent. Two of the large United States travel agencies are American Express and Carlson. Woodside Travel Trust is the largest travel consortium in the world, with sales of $20 billion generated by 65 partners and 2,500 hundred offices in the United States. We are seeking their endorsement of our product, which may include a distribution agreement. Woodside Travel Trust has the potential to sell 2,000,000 of our products per month.

CRUISE LINES

The cruise ship category is a fast-growing segment of the vacation travel industry. Investor's Daily reports that, in 2000, the North American cruise-line industry carried a record 6 million passengers. Capacity use was the highest ever reported, at 90.8%. Over the next five years, the industry reports that it will add another 30 ships, representing a 51% increase in capacity. The Caribbean has been the primary focus of the cruise industry. However, other areas are growing in popularity. Carnival Cruises, with an annual passenger count of over 1,000,000, recently based a new ship in the Southern California market.

Historically, the cruise industry has had no way of storing a passenger's remains. In the event of a passenger's death, burial at sea was the accepted industry policy. There were a number of complaints about this practice, and as a result, beginning eight years ago, all new cruise ships were outfitted with refrigerated storage areas for passenger remains. Norwegian Cruise Lines is reported to experience an average of four deaths per month on their Caribbean routes.

With our dignified return of remains via private executive aircraft, we can provide a solution to a passenger's death that is in keeping with the cruise ship industry's image of exceptional service and concern for their customers. Every cruise ticket can be written with the TransWorld Emergency Travel Assistance Program included. On a cruise ship ticket costing $1,000 per person, an add-on of $8 or $10 is insignificant to the overall price to the traveling customer, and we believe we can successfully market our product at this price.

INSURANCE  INDUSTRY

Our products will have broad appeal to Fortune 500 companies, who will include our products in their executive compensation programs. Professional corporate insurance brokers will sell this product to their existing customer base. The top 10 such insurance brokers employ in excess of 90,000 sales people. In addition, employee benefits providers, and executive compensation firms, will be prime candidates to sell the Company's products.

Our products will be sold as an add-on, and/or as additional employee benefits coverage sold directly to risk managers, human resource departments, and internal travel and/or trade association operations within corporations.

FUNERAL  INDUSTRY

US News and World Report indicated that the funeral industry has annual sales of $25 billion. After a century of declining mortality in America, the death rate will increase in the years ahead, as baby boomers age.

Industry projections call for approximately 2,000,000 pre-need funeral insurance policies to be sold annually for the next twenty years. Pre-need insurance is sold to individuals to cover the future expenses of a funeral and burial. It has become a major profit center for the funeral industry. Service Corporation International, one of the largest funeral firms in the country, has $3.2 billion of pre-need policies on its books.

ASSOCIATIONS

Increasingly, special interest associations are offering travel services to their members. An association has paid dues because they deliver value-added services and products. Therefore, to a dues-driven organization such as an association, a product like our TransWorld Emergency Travel Assistance Program is very attractive.

For example, the American Association of Retired Persons (AARP) has 35,000,000 members, and offers a full range of travel programs. Other examples of potential markets include the American Automobile

Association, with its millions of members, and the Nevada State Teachers Association, whose 9,000 members almost all travel outside the state during the summer months.

CORPORATIONS

Corporate travel will be a major source of revenue for us. According to the Bureau of Census, in 1995 there were 207,000,000 business trips in the United States. Business Travel News reports that in 1997, the five companies with the largest airline travel budgets spent $1.2 billion on airline tickets. Americans take nearly 60 million trips abroad annually.

Another major source of potential sales is corporate meeting and incentive trips. Corporate meeting and incentive planners get together often and share ideas. Our representatives can act as guest speakers at such meetings, as they have done in the past.

CREDIT  CARD

This market is a major opportunity for us. We have held discussions with one major credit card company about adding our product as a standard feature for each cardholder.

TIMESHARE

The timeshare industry is a prime candidate for our products. Worldwide, there are more than 6,000 timeshare resorts. More than 4,000,000 people in 174 countries are vacation time owners. Resorts International, the industry leader, has 2,000,000 members around the world. Its member benefits include travel agency services (including airline tickets), tour packages, and car rentals.

Our insurance sales and management group has identified corporate, association, and insurance groups, particularly HMOs, for presales or sales during the first 90 days after start-up. We expect that start-up to begin in about 30 days.

We require a modest level of market penetration to achieve or exceed its projected sales and profit objectives. We expect target market penetrations of less than 1% in year one, 5% in year two, and 10% in year three, excluding all Internet sales. To achieve these goals, we must receive about $4,500,000 million of additional funding, including $1,800,000 that we expect to receive through a private placement of common stock to the selling shareholder.

INTERNET

America Online (AOL) has 2,000,000 customers who regularly purchase airline tickets via the Internet. Microsoft recently began accepting airline tickets over its Internet travel site. The Internet is an area of explosive travel services growth. We have been in contact with award winning web-site designers, working to create a state-of-the-art web site. Our web site is currently located at www.twbi.com.

FUNERAL  INDUSTRY

Three companies dominate the funeral industry organizations. These are Service Corporation International, Lowen Group, and Stuart Enterprises. Collectively, they control about 15% of the country's 23,000 funeral homes, and provide 1 in 5 funerals.

Our goal is to sell our product to 47,000 people in the first year of distribution through the funeral industry. This represents less than a one percent market penetration of the total projected pre-need insurance policy sales of approximately 2,000,000 in 1998. We hope to begin sales in the funeral industry by the end of this quarter ending September 30, 2003. Service Corporation International, Loewen Group, United Family Life, Ross Hiss (a Loewen Company), Inglewood Cemetery (a Centennial Company),

Matthews, and Monumental Life all have the capacity to individually equal or surpass the our projected first-year sales.

Following these industry leaders are 11 firms, each of which could generate between 500 and 2,000 policy sales monthly. All have a strong motivation to offer an Emergency Travel Assistance Program.

One of the unique benefits of our TransWorld Emergency Travel Assistance Program is that we can, in many situations, allow a family to comply with their religious customs and practices in a time of need. As an example, it is a custom of the Jewish faith that a burial takes place before sundown on the day following one's death. Our return of remains by private executive aircraft would most often meet this time constraint. We are not aware of any other pre-paid repatriation service that exclusively uses private, executive aircraft.

Our  Suppliers.  The  supply  of  our  services  from  third  parties are either
--------------
committed or being negotiated with our vendors. The repatriation of remains benefit, medical evacuation and necessary repatriation, as well as accidental death and dismemberment benefits, are being negotiated on a reinsurance basis for trip, annual, and lifetime products on a rollover basis. Approximately 60 - 80% of the FAA certified aircraft in the United States capable of medivac or return of human remains flights have been contracted to, or are available to, us on an exclusive basis. Additionally, the pre-need insurance companies operating in the funeral industry will, in some cases, underwrite those products using a reinsurance carrier. An "A" rated company, Fidelity Security Life, has insured the exclusive travel medical bridge policy. U.S. Assist, and other assistance companies have offered us contracts for our worldwide assistance product. To complete all of our vendor agreements, we believe we need to receive about $4,500,000 of financing over the next twelve months, including the $1,800,000 we expect to receive from a private placement to the selling shareholder.

Our  Distribution  Method.
-------------------------

We are offering easy-to-understand, and simple to purchase, emergency travel assistance products. Consumers can purchase short term, annual, or lifetime products through our wholesale network of insurance companies, brokers, travel agencies, and funeral homes, as well as directly through the Internet, and other mass marketing venues. We will be developing strategic alliances with funeral companies, insurance companies and travel companies to be our primary source of distribution.

We intend to become the "brand name" in the emergency travel assistance market through substantial expenditures in advertising, a cooperative advertising program, and media discount opportunities.

We plan to continue to supply our immense target markets with product enhancements, and with new products, while taking our current product line to Asia and Europe by the end of year two.

We are hiring very strong "center of influence" personnel with an outstanding incentive program. The diversity of the product, purchase periods, and diverse markets, can only be managed using state of the art technology, and substantial customer service and support. We will focus a large percentage of our resources on customer service personnel and sales staff focused on effective distribution of our products.

Our  Business  Strategy.
-----------------------

We intend to utilize non-captive sales organizations that call on our target customers to penetrate the emergency travel assistance markets. To facilitate the introduction of the emergency travel assistance markets, we intend to use following brand names: Above and Beyond, The One-Call Guaranteed Traveler's
Retrieval Plan, HomewardBound, and Homelink. We will offer these brand names and others to any sales organization that wishes to have its own dedicated brand name within a specific market segment. We will continue to seek control of appropriate names on an as-needed basis. We have not registered these trade names in any state or with the U.S. Patent and Trademark Office. These or similar trade names are being used by other parties in related business. Although we believe our products and our market are unique enough to permit our use of these same or similar names, there is no guaranty that our use will not infringe on the rights of other parties or that we may be prohibited from using these names in the future.

To encourage sales organizations that are selling our products, we will make available cooperative advertising funds, which will match those of the sales organization. This should allow the product distributor to maximize its advertising budget.

A major source of our new business will be conventions. The association, corporate, credit card, cruise ship, insurance, Internet, funeral and travel industries, have regular and well-attended conventions dealing with new product introductions and industry improvements.

We intend to build a number of strategic alliances with leaders in each of its primary markets. Our goal is to motivate selected sales organizations to aggressively sell our products. We will offer our strategic alliance partners a number of advantages, which may include advertising or endorsements, co-op advertising funds, and/or product discounts for volume purchases.

Where appropriate, we will underwrite our product purchases on a direct basis from wholesale pre-need insurance companies. These buybacks from pre-need insurance company customers will serve as additional incentive to make our products a standard part of these wholesalers' product lines. Companies such as Allianz, York Agencies, Liberty Insurance, United Family Life, SCI and Loewen, and Stewart Enterprises are all candidates for underwritten product purchases.

For select companies, an exclusive license may be appealing. This should be of interest to credit card companies such as Visa or MasterCard, and cruise lines like Carnival or Princess. Maritz, the industry leader in incentive travel, would be a good candidate for an exclusive license. TIG, Mercer, and Marsh are all companies who package and sell benefits. Each are excellent prospects for their own exclusive license agreement.

Our  Research  and Development.  We have developed our own proprietary actuarial
------------------------------
analysis, qualifying the economic risk to offer return of remains by private executive aircraft.

TransWorld Benefits, Inc. purchased the results of over five years of research on the emergency travel assistance market from Sevcor International. In addition, we have conducted additional research. This research sought to establish exclusive aircraft networking and target markets with existing distribution channels. This research also provided data about adequately underwriting the products, other insurance issues and state laws and regulations. The research also produced a proprietary actuarial study for our products.

We plan to research markets in Asia, particularly Japan (3.5 to 4 million Japanese are visiting the United States alone, year-round), and in Western Europe, where special travel insurance must be in place for those living under National Health Plans when traveling across borders. An executive at AIG, one of the world's largest insurers, estimated their market for our product in Japan and Europe would be at least 10,000,000 policies annually. Each country will require a market study, an actuarial analysis, costing of private aircraft and other products, a ground handling expense study, and competition analysis, which will be researched in detail beginning in year two with sales and operations to begin in year three. We may also research the effectiveness of franchising our services abroad, which will include market acceptance studies as well as legal analysis of regulatory requirements.

Competition.  Below  is  a  chart  showing  the  products  offered  by our known
-----------
competition  in  the  travel  industry  compared  to  our  products.

-------------------------------------------------------------------------------------------------------------------------------
PLAN NAME         TWBI         TRAVELEX        HIGHWAY         ACCESS         ASSIST       TRAVEL-        AIG        WORLDWI
                                                 TO           AMERICA        AMERICA        GUARD                   DE ASSIST
                                               HEALTH
-------------------------------------------------------------------------------------------------------------------------------

RETURN OF      Private      No              Commercia      Up to           Paid in Full  Assistance   Up to        Up to
MORTAL         aircraft     information     l Cargo -      $50,000         Commercia     only         $25,000      $20,000
REMAINS        paid in                      $10,000        Commercia       l Cargo                    Commerci     Commercial
               full up to                   maximum        l Cargo                                    al Cargo     Cargo
               $25,000
-------------------------------------------------------------------------------------------------------------------------------
LOCAL          Paid in      No              No             No              Paid in full  Assistance   No           Paid for
MORTUARY       full         information                                                  only
SERVICE
-------------------------------------------------------------------------------------------------------------------------------
EMERGENCY      Optional     Up to           $50,000        Up to           Paid in full  $    10,000  Up to        Up to
EVACUATION     up to        $50,000                        $50,000                                    $25,000      $25,000
               $50,000
-------------------------------------------------------------------------------------------------------------------------------
PLAN NAME      TWBI         TRAVELEX        HIGHWAY        ACCESS          ASSIST        TRAVEL-      AIG          WORLDWI
                                            TO             AMERICA         AMERICA       GUARD                     DE ASSIST
                                            HEALTH
-------------------------------------------------------------------------------------------------------------------------------
EMERGENCY      Optional     Assistance      $20,000        Assistance      Paid in full  Assistance   Assistance   Assistance
MED SERVICES                only                           only                          only         Only         Only
ASSIST
-------------------------------------------------------------------------------------------------------------------------------
MEDICAL        Secondar     $5000           $25,000        Up to           Assistance    $10,000      Up to        $50,000
BENEFITS       y up to      medical         domestic       $10,000         Only                       $30,000       (Secondary)
               $2,500       $750 dental     $100,000          (secondary)
                                            Internation
                                            al
                                            (secondary)
-------------------------------------------------------------------------------------------------------------------------------
AD & D         $10,000      $10,000         $10,000        Up to           Optional      No           $25,000      $25,000
BENEFITS                                                   $50,000                       informatio
                                                                                         n
-------------------------------------------------------------------------------------------------------------------------------
VEHICLE        Paid in      No              Paid for       No              Optional      Assistance   No           No
RETURN         full up to                                                                only
               $2,000
-------------------------------------------------------------------------------------------------------------------------------
KIDNAP &       Optional     No              No             No              Optional      No           No           No
RANSOM         up to
COVERAGE       $5,000,00
               0
-------------------------------------------------------------------------------------------------------------------------------
FAMILY         Paid in      1 person        Child only     1 person        1 person      Assistance   No           No
MEMBER         full up to   after 7 days                   after 7 days    after 7 days  only
TRAVEL         three        of                             of              of
               when         hospitalizati                  hospitalizat    hospitalizat
               available    on                             ion             ion
-------------------------------------------------------------------------------------------------------------------------------
CONSULAR,      Paid in      Assistance      No             Assistance      Assistance    Assistance   Assistance   Paid For
IMMIGRATION    full         Only                           Only            Only          Only         Only
& CUSTOMS
-------------------------------------------------------------------------------------------------------------------------------
BAGGAGE        Optional     Delay - $200    $200           Delay -         No            Delay -      Up tp        $200
LOSS/DELAY                                  secondary      $200                          $200         $1,000
                            Loss - $1000
                                                           Loss - $1000                  Loss -
                                                                                         $1000
-------------------------------------------------------------------------------------------------------------------------------
TRIP           Optional     Up to           No             $20,000         No            Trip cost    Up to        Optional
CANCELLATION                $25,000                        maximum                                    $1,500
-------------------------------------------------------------------------------------------------------------------------------


                                       24

-------------------------------------------------------------------------------------------------------------------------------
TRIP           Optional     Up to $500      Up to          Trip Cost       No            150% trip    Up to        $5,000
INTERRUPTION/                               $1,000                                       cost         $1,500
DELAY
-------------------------------------------------------------------------------------------------------------------------------
LEGAL          Optional     Assistance      No             Assistance      Assistance    Assistance   Assistance   Assistance
ASSISTANCE                  Only                           Only            Only          Only         Only         Only
-------------------------------------------------------------------------------------------------------------------------------
TICKETING      Optional     Assistance      No             Assistance      Assistance    Assistance   Assistance   Assistance
ASSISTANCE                  Only                           Only            Only          Only         Only         Only
-------------------------------------------------------------------------------------------------------------------------------
CASH ADVANCE   Optional     Assistance      Optional       Assistance      For in        Assistance   Assistance   Assistance
                            Only                           Only            Hospital      Only         Only         Only
-------------------------------------------------------------------------------------------------------------------------------
RENTAL CAR     Optional     Optional        Up to          Up to           No            Optional     No           No
EXPENSE                                     $30,000        $25,000
-------------------------------------------------------------------------------------------------------------------------------

Below is a chart showing the products offered by our known competition in the funeral industry compared to our products

---------------------------------------------------------------------------------------------------------------------
                  TWBI         FORETHOUGHT          FORTIS            HOMESTEADERS           LOWEN           SCI
---------------------------------------------------------------------------------------------------------------------
PLAN NAME     Above &        Assist America   MAP FRE             Assist America         Assist America  MEDEX
              Beyond
---------------------------------------------------------------------------------------------------------------------
REPATRIATION  Private        Commercial - no  Commercial -        Commercial - no limit  Commercial      Commercial
              aircraft -     limit            no limit
              paid in full
              up to $50,000
---------------------------------------------------------------------------------------------------------------------
LOCAL         Paid in full   Paid in full     Paid in full        Paid in full           Paid in full    Paid in full
MORTUARY
SERVICE
---------------------------------------------------------------------------------------------------------------------
PRIVATE       Paid in full   None             None                None                   None            None
VEHICLE       up to $2,000
RETURN
---------------------------------------------------------------------------------------------------------------------
FAMILY        Paid in full   None             One to              None                   None            None
MEMBER        up to three                     accompany or
TRAVEL        when                            travel to site for
              available                       next of kin to
                                              return with
                                              deceased
---------------------------------------------------------------------------------------------------------------------
CONSULAR,     Paid in full   Paid in full     Paid in full        Paid in full           Paid in full    Paid full
CUSTOMS &
IMMIGRATION
SERVICES
---------------------------------------------------------------------------------------------------------------------

Government  Regulation of Our Proposed Products.  The Federal Aviation Authority
-----------------------------------------------
(FAA) must certify a private executive aircraft for medivac or return of remains flights. Certification requires that an aircraft have specific structural characteristics and operations capabilities. There are a defined number of aircraft with these attributes. We previously contracted with or are in negotiation with approximately 60% of the certified medivac aircraft in the United States.

We do not believe the sale of our products is governed by any particular government regulations in the United States, Europe or Asia. Although our services may be underwritten by an insurance company, we are not selling insurance.

Government Regulation of Online Commerce.  At this time, we are not aware of any
----------------------------------------
specific regulation of Internet commerce that will materially or adversely affect our Internet distribution plan. To the extent that we transmit unsolicited email advertisements, we may be prohibited from doing so in certain states. We intend to generate any such email solicitations from servers located in the State of California, and therefore we will have to comply with California's requirements for unsolicited email to California residents, including providing the requisite disclosures at the beginning of the solicitation and in the subject line of the email, and providing a system to "opt out" of future solicitation. Prior to implementing a nationwide marketing campaign over the Internet, we may discover additional state regulation of unsolicited email. Federal regulation of Internet commerce is becoming more likely, and our sales efforts through the Internet may be materially and adversely affected by such regulations.

Employees.  As  of  August 11, 2003, we employed 5 people.  3 of these employees
---------
work in sales and marketing; 1 works in product development; and 1 provides general administrative services. All 5 employees are working full-time. No employees are represented by a labor union, and we consider our relations with employees to be good.

Reports to Security Holders.  Our common stock is registered pursuant to Section
---------------------------
12(g) of the Securities and Exchange Act of 1934, and as a result, we are required to file periodic reports with the Securities and Exchange Commission, including Forms 10-KSB, 10-QSB, and 8-K. In addition, we are required to deliver an annual report to our stockholders and to file all proxy solicitations with the Securities and Exchange Commission.

You may read and copy materials we file with the Securities and Exchange Commission (SEC) at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the following address: http://www.sec.gov. You may also obtain more information about our company at www.twbi.com. We do not, however, maintain a copy of our reports filed with the SEC on our web site, and we do not believe it is a current or adequate site at this time for our investors to obtain information regarding their investment in our company.

                         MANAGEMENT'S PLAN OF OPERATION
                         ------------------------------

Going Concern.  We recognize that we must generate additional resources in order
-------------
for us to eventually reach a level of sustained profitable operations. We are dependent on the development of effective marketing strategies for our products to customers in a competitive market coupled with the timeliness of the delivery of our services. We anticipate bringing our services to market as described below, which will generate revenue flow to the Company. Our plans also include obtaining additional working capital through equity or debt financing. However, no assurances can be made that we will attain profitability and that the additional working capital will be available when needed or on terms acceptable to us.

We have incurred losses from operations since our inception, are still in the development stage, and have a working capital deficit of approximately $1,977,000 as of March 31, 2003. These factors, among others, raise some doubt regarding our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties. As a result, our auditors have included a going concern modification in our December 31, 2002 audited financial statements.

Product Description.  A detailed description of our business and products is set
-------------------
forth  in  our  description  of  our  business  on  pages  17  through 18 above.

General  Goals.
--------------

Bridge Medical Coverage. We plan to be a world-wide provider of Bridge Medical Coverage that will reimburse up to $2,500 of a medical deductible or co-pay. The policy pays for the costs associated with sickness or injury while traveling 100 miles or more from home.

Medical Evacuation and Repatriation. We plan to be the first company in the world that provides for the return of remains by contracted private executive aircraft as a standard feature. Not only will our service provide this dignified and respectful service, but up to three members of the deceased's family may also accompany the remains. Of the world's airports, 90% are unable to accommodate a commercial airplane. The TransWorld solution will provide privacy and convenience at a time of need.

Product  Development.  We  have  developed our unique product line utilizing the
--------------------
experience of our staff and officers in aircraft management, death care and insurance resulting in the development of a product with unique, state-of-the-art features and benefits. Our actuarial analysis and aircraft network constitute a significant barrier to entry for competitors. We believe we have completed our product research and development for the foreseeable future and do not intend to spend significant resources on research and development over the next twelve (12) months.

Timing  and  Cost  to Go to Market.  Completion of insurance underwriting on all
----------------------------------
products and services are expected in late August 2003 with underwriter approval of all marketing materials, i.e. video tapes, brochures, certificates, I.D. cards and the initial website wherein there guarantee is referenced in early September 2003. Marketing materials will be available at that time, and, we intend to begin sales in late September 2003 or early October 2003.

Our corporate legal, insurance and auditing cost as of December 31, 2003 is expected to be approximately $250,000. Current liabilities scheduled to be paid through the period ending December 31, 2003, amount to $500,000. Hardware and software purchases through the period ending December 31, 2003 are estimated at approximately $150,000. General and administrative costs through the period ending December 31, 2003 will be approximately $200,000. Sales expenses are estimated at approximately $100,000 through the period ending December 31, 2003. We estimate our marketing expenses (video tapes, brochures, advertising) at approximately $250,000 through the period ending December 31, 2003. The total estimated cost to get us to market through the period ending December 31, 2003 is $1,500,000 with a $50,000 contingency for outside contractors and data processing needs.

We plan to obtain $1,500,000 capital investment from a private placement of common stock or derivates thereof and/or from the selling security holder. The major contingencies and conditions of receipt of these funds from the selling security holder are set forth above in the section entitled "Selling Security Holder."

We project that following our initial phase until we begin receiving operating revenue sufficient to cover operating expenses, our monthly expenses will be approximately $535,000 per month which includes the cost of sales. We further project our earnings and positive cash flow to be very strong by the eighth month, in the amount of $500,000 per month or more.

Prior to reaching profitability and after the initial $1,500,000 capital investment, we will require additional capital of $3,000,000, which if all prior liabilities were paid (optional), would leave us with a projected minimum positive cash flow of $437,776 in month seven. The $3,000,000 additional capital is expected to come from the factoring of a potential strategic alliance, from the warrant held by the selling security holder, from a private placement of common stock or one of two loan opportunities.

Should we not meet our second tier of financing in a timely manner, we would negotiate extensions of current liabilities to employees and we would reduce our start-up marketing and advertising expenses. Hiring programs and equipment purchases would be minimized. These cuts would allow us to maintain the quality assets of the company, i.e. its management and unique product position in the marketplace, although revenues would then be generated very slowly, and could require us to within 8 to 12 months seek a "takeover" partner from one of the company's many strategic alliance opportunities in the funeral, insurance and travel markets.

The  Opportunity.  A  business  opportunity,  the  sales  of  emergency  travel
----------------
assistance, with both living and death benefit, including medical evacuation and repatriation, and more, exists. We have developed a proprietary, one-of-a-kind benefits package to capture this opportunity. The benefits are guaranteed by "A" rated insurance companies.

Americans are traveling in large numbers for business and pleasure. There are more people with more leisure time, with more money, and with more recreational and business opportunities globally, than ever before. Ease of travel makes these trips annually possible. We believe our unique approach to this vast market and the distribution channels, which service it, will lead to sales and profitability. We believe we have the only known in-depth actuarial analysis ever done regarding the location of travelers who die, and we have verified our belief with two reinsurance insurance companies, AIG and CIGNA. This analysis allowed us to pinpoint costing and insurability, allowing large potential profit margins.

Markets
-------

The markets for TransWorld's Emergency Travel Assistance Program are large and diverse. Each represents economic opportunity. The primary markets for the company are:

     -    Travel

     -    Cruise  Lines

     -    Insurance

     -    Associations

     -    Funeral

     -    Corporations

     -    Credit  Card

     -    Timeshare

     -    Internet

Our web site will allow users the flexibility reviewing and purchasing our travel service product.

These are mature markets with well-established distribution methods for an Emergency Travel Assistance Program. Companies who sell to these markets are continuously looking for unique, high quality products based on discussions on all levels of management within those markets. Their sales force of thousands of representatives will expedite our acceptance and penetration in these target markets.

For example, the cruise ship industry has a number of sick, injured and deceased people on cruises each month. Our product would allow them to deal with these potential public relations nightmares in a proactive manner. By including the very affordable TransWorld Emergency Travel Assistance Program, at $8 for 7 days, $10 for 15 days, or $15 for 30 days in the cost of a cruise, industry leaders could have a dignified, professional and affordable solution to this problem.

Another target market, the funeral industry provides large distribution opportunities for our products and services. One of the most promoted and profitable product sold by the funeral industry is pre-need insurance. This allows a family to purchase insurance covering the cost of a funeral years ahead of their anticipated need. The TransWorld Benefits Emergency Travel Assistance Program, when added to an existing pre-need marketing program, provides the funeral industry with an effective sales tool and profit center.

 To achieve or exceed our projected sales and profit objectives, we believe we will require target market penetrations of less than 1% in year one, 5% in year two, and 10% in year three, excluding all Internet sales.

FUNERAL INDUSTRY - US News and World Report indicated in an article published in 1998 that the funeral industry has annual sales of $25 billion. After a century of declining mortality in America, the death rate will increase in the years ahead, as baby boomers age.

Industry projections call for millions of pre-need funeral insurance policies and trusts to be sold annually for the next twenty years. Pre-need insurance is sold to individuals to cover the future expenses of a funeral and burial. It has become a major profit center for the funeral industry. Service Corporation International, one of the largest funeral firms in the country, has $3.2 billion of pre-need policies on its books.

INSURANCE INDUSTRY - Our products will have broad appeal to Fortune 500 companies, who will include our products in their executive compensation programs. Professional corporate insurance brokers will sell this product to their existing customer base. The top 10 such insurance brokers employ in excess of 90,000 sales people. In addition, employee benefits providers, and executive compensation firms, will be prime candidates to sell our products.

Our products will be sold as an add-on, and / or as additional employee benefits coverage sold directly to risk managers, human resource departments, and internal travel and / or trade association operations within corporations.

TRAVEL INDUSTRY - This is a segment experiencing exceptional growth, as baby boomers become empty nesters. It is also an industry in which travel agency profits have been under pressure as airlines have pushed direct ticket purchase programs and reduced commissions. Our company, with its 40% travel agent commission structure, is a significant potential source of new revenue for travel agencies, wholesalers, and travel packagers.

There are a number of travel industry firms which develop wholesale travel packages to be sold through captive and independent travel agents. The primary travel package providers are API, Travcoa, and Abercrombie and Kent. Two of the largest United States travel agencies are American Express and Carlson. Woodside Travel Trust is the largest travel consortium in the world, with sales of $20 billion generated by 65 partners and 2,500 offices in the United States. We expect their endorsement of the Company's product. Woodside Travel Trust has the potential to sell 2,000,000 our products per month.

INTERNET - America Online (AOL) has 2,000,000 customers who regularly purchase airline tickets via the internet. Microsoft recently began accepting airline tickets over its internet travel site. The internet is an area of explosive travel services growth. We have been in contact with award winning web site designers, working to create a state-of-the-art location. Where appropriate, our web site information will be included on collateral materials.

ASSOCIATIONS - Increasingly, special interest associations are offering travel services to their members. An association has paid dues because they deliver value-added services and products. Therefore, to a dues driven organization such as an association, a product like the TRANSWORLD EMERGENCY TRAVEL ASSISTANCE PROGRAM is very attractive.

For example, the American Association of Retired Persons (AARP) has 35,000,000 members, and offers a full range of travel programs. Other examples of potential markets include the American Automobile Association, with its millions of members, and the Nevada State Teachers Association, whose 9,000 members almost all travel outside the state during the summer months.

CREDIT CARD - This market is a major opportunity for our company. Discussions have been held with one of the major credit card companies about adding our product as a standard feature for each cardholder.

Business  Strategy.  We will employ the following business strategies and goals:
------------------

     - One or more early sales commitments by the end of month three from well-known corporations in the manufacturing or insurance industries.

     - Bundle living benefits and repatriation services to customer driven time frames.

     - Leverage sales effort through strategic alliances with established sales organizations serving primary markets.

     - Offer exceptional value, being the low cost provider whenever possible.

     - Become the "brand name" for Emergency Travel Assistance Programs worldwide.

     -    Offer  cooperative  advertising  funds to expedite market penetration.

     - Develop Emergency Travel Assistance products for emerging markets, and distribution channels, such as the internet.

     - Hire, motivate, and retain top quality sales and marketing personnel influence" sales and marketing personnel.

     -    Provide  product  enhancement  on  a  regular  basis.

     - Use technology to lower product costs - becoming a virtual organization.

     -    Excel  in  customer  service  and  support.


We  will  be  implementing  our  strategies  and  goals  the  following  ways:

We are planning to offer easy-to-understand, and simple to purchase, Emergency Travel Insurance products, which provide valuable living and death benefits. Consumers will be able to purchase short term, annual, or lifetime policies through our wholesale network of insurance companies, brokers, travel agencies, or funeral homes, as well as the Internet, and other mass marketing venues.

We will continue detailed research on current and future products, thereby offering exceptional value, and in most cases, being the lowest cost provider of these services.

When funded, we are projecting a substantial advertising budget, cooperative advertising program, and media discount opportunities, and we believe this will position us as the "brand name" in the Emergency Travel Insurance business. Our advertising programs will target the consumer from this position of strength, generating leads for our wholesale partners, with whom we will be developing strategic alliances for quick product rollout.

We will continue to supply our immense target markets with product enhancements and new products, while taking our current product line to Asia and Europe by December 31, 2005.

We have a strong focus on experienced and talented management and are conveying that focus into the sales department, where very strong "center of influence" personnel are being hired as funding allows, with an outstanding incentive program, and the best product line available in the industry. The diversity of the product, purchase periods, and diverse markets, can only be managed using state of the art technology, and substantial customer service and support all of our strong assets.

Liquidity And Capital Resources.
-------------------------------

We had $339 in cash at March 31, 2003. We had $1,977,136 in current liabilities at March 31, 2003.

During the three months ended March 31, 2003, our net cash position increased by $339 from a beginning balance of $0 as of December 31, 2002. During the three months ended March 31, 2003, we had a loss from operations of $218,041, generated no cash flows from investing activities and generated net cash flows from financing activities of $148,250. During this period, our operating activities utilized net cash of $147,911.

Our cash flows from financing activities included $163,750 from the issuance of a convertible debenture.

We do not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.

Since inception, our operating and investing activities have used all cash from financing activities. We will have an ongoing need to raise additional capital to meet working capital requirements in order to fund the growth and development of the business.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holder. The price of our common stock could fall if the selling security holder sells substantial amounts of our common stock. If the price of our common stock on the market falls below $0.10 per share, the selling security holder may cause us to amend this registration statement to increase the number of shares to be sold. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holder may offer to sell its shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holder is selling their shares of common stock.


                             DESCRIPTION OF PROPERTY
                             -----------------------

As of the date specified in the following table, we held the following property:

=======================  ===========================  ========================
Property                        June 30, 2002              March 31, 2003
-----------------------  ---------------------------  ------------------------
Cash                              $14,654                       $339
-----------------------  ---------------------------  ------------------------
Office Equipment                   $2,470                         $0
=======================  ===========================  ========================


Facilities.  Our executive, administrative and operating offices are located at
----------
18201 Von Karman Avenue, Suite 1170, Irvine, California 92612.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

Conflicts  Related  to  Other  Business  Activities.  The persons serving as our
---------------------------------------------------
officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related  Party Transactions.  As part of the consideration of our acquisition of
---------------------------
TransWorld Benefits, Inc., Flax-Flex Fabricators, Ltd. acquired 4,467,000 shares of our common stock. Charles C. Seven controls the voting of the stock held by Flax-Flex fabricators, Ltd., and as a result, Mr. Seven was a related party to the transaction. Ronald Robertson received 33,000 shares of common stock from the same transaction.

As  a condition to our acquisition of TransWorld Benefits, Inc., each of Charles
C. Seven, Keith Romine and Ronald Robertson acquired the right to purchase stock from Farline Venture Corporation as more fully described in the footnotes to the charts above on page 14.

Pursuant to the employment agreements with TransWorld Benefits, Inc., Mr. Charles C. Seven, Mr. Keith Romine and Mr. Ronald Robertson will receive employment compensation until September 2005, with provision for automatic renewals of successive one-year periods. We intend to amend the employment agreements to include the duties of our new officers to our company.

As of July 31, 2003, we owe Senna Corporation approximately $455,318 for cash advanced to TransWorld Benefits, Inc. to pay operating expenses. These advances were made over the last five years. No interest is being earned on this balance. Charles C. Seven, together with his immediate family, own a majority of the beneficial interest of Senna Corporation.

As of July 31, 2003, we owe Charles Seven accrued salary in the amount of $339,011. We also owe Charles Seven an aggregate principal balance of $154,067, plus accrued interest of $50,483, on notes payable to Charles Seven.

As of July 31, 2003, we owe Keith Romine accrued salary in the amount of $44,862.

As of July 31, 2003, we owe Ronald Robertson accrued salary in the amount of $60,314.

Other than with respect to the transaction described above, during the last two years, none of our current directors or executive officers or any of the foregoing persons appointed as director, or any person known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had, or will have, any direct or material interest in any transaction or series of similar transactions to which our company or any of its subsidiaries, was or is to be a party, in which the amount involved exceeds $60,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

Our stock has been quoted on the NASD OTC Bulletin Board since January 15, 2002, and is currently traded under the symbol TWLO. The table below sets forth the OTC market quotations, which reflect inter-dealer prices, retail mark-up, markdown or commission and may not necessarily represent actual transactions.

                                Market Prices
                2001-02         High    Low
                -------         -----      -----
                Third quarter   $0.35      $0.53
                Fourth quarter  $0.18      $0.35

                2002-03
                --------
                First quarter   $0.25      $0.55
                Second Quarter  $0.10      $0.80
                Third Quarter   $0.09      $0.46
                Fourth Quarter  $0.05      $0.30

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     - a toll-free telephone number for inquiries on disciplinary actions; definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     - such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     -    the  bid  and  offer  quotations  for  the  penny  stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

(b) There are approximately 44 holders of record of our common stock. That does not account for the number of beneficial holders whose stock is held in the name of broker-dealers or banks.

(c) We have not paid and, in the foreseeable future, we do not intend to pay any dividends. There are no restrictions that limit the ability to pay dividends on common equity and none that are likely to do so in the future.

(d) We have authorized a total of 6,000,000 shares of our common stock for issuance under equity compensation plans.

                             EXECUTIVE COMPENSATION
                             ----------------------

The following table sets forth in summary form the compensation received by the person serving as our Chief Executive Officer during the fiscal years ended June 30, 2001 and 2002. No other executive officer of our company received compensation in excess of $100,000 during these years.

------------------------------------------------------------------------------------------------------------
                              ANNUAL  COMPENSATION            LONG-TERM  COMPENSATION
------------------------------------------------------------------------------------------------------------
(a)                   (b)     (c)      (d)     (e)            (f)                      (g)
------------------------------------------------------------------------------------------------------------
Name and              Year    Salary   Bonus   Other Annual   Restricted Stock Awards   Securities
Principal Position                             Compensation                             Underlying/ Options
------------------------------------------------------------------------------------------------------------
Stacey Lauridia,      2001-  $ 45,000    --          --                  --                       --
President             2002
------------------------------------------------------------------------------------------------------------
William Iny,          2000-     --       --          --                  --                       --
President             2001
------------------------------------------------------------------------------------------------------------

For our fiscal year ending June 30, 2003, our subsidiary, TransWorld Benefits, Inc., has entered into employment agreements with each of Charles C. Seven, Keith Romine and Ronald Robertson. Mr. Seven's employment agreement relates to his position as Chief Executive Officer of TransWorld Benefits, Inc., and calls for an annual base salary of $120,000, plus bonus compensation equal to one percent (1%) of TransWorld Benefits' total gross sales, and a car allowance of $700 per month. Mr. Romine's employment agreement relates to his position as Secretary and Treasurer of TransWorld Benefits, Inc. and calls for an annual base salary of $75,000. Mr. Robertson's agreement relates to his position as Senior Vice President and Vice President - Cemetery and Funeral Group of TransWorld and calls for an annual salary based upon commissions, but in no event less than $150,000. We intend to amend the agreements to include the duties of Mr. Seven, Mr. Romine and Mr. Robertson to our company. In addition, we have issued the following shares of stock as compensation pursuant to our stock option plan registered on Form S-8, filed with the Securities and Exchange Commission on July 23, 2003.

-     Charles  Seven:     348,866
-     Keith  Romine:      336,290
-     Ronald  Robertson   562,322

                     FINANCIAL STATEMENTS TABLE OF CONTENTS
                     --------------------------------------

March 31, 2003 Interim Consolidated Financial Statements of
  Thinka Weight-Loss Corporation (Unaudited) . . . . . . . . . . . . . . 35 - 41

December 31, 2002 Financial Statements of
  Transworld Benefits, Inc.  . . . . . . . . . . . . . . . . . . . . . . 42 - 54


CONSOLIDATED  Financial  Statements
-----------------------------------

                         THINKA WEIGHT-LOSS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEETS


                                                               March 31,
                                                                    2003
                                                            ------------
                                                              (Unaudited)
ASSETS

Current assets:
   Cash                                                    $         339
                                                           -------------
      Total current assets                                           339
                                                           -------------

Deferred financing costs                                          30,021
                                                           -------------
                        Total assets                       $      30,360
                                                           =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable and accrued expenses                   $     676,348
   Accounts payable to related parties                           867,311
   Advances from related parties                                 141,500
   Notes payable                                                  44,500
   Notes payable to a related party                              154,067
   Accrued interest on notes payable to a related party           93,410
                                                           -------------
      Total current liabilities                                1,977,136
                                                           -------------

Convertible debenture                                            163,750
                                                           -------------
      Total liabilities                                        2,140,886
                                                           -------------
Commitments and contingencies

Stockholders' deficit:
   Common stock; $.001 par value; 100,000,000 shares
     authorized; 19,034,600 shares issued and outstanding         19,035
   Additional paid-in capital                                    370,168
   Deficit accumulated during the development stage           (2,499,729)
                                                           -------------
      Total stockholders' deficit                             (2,110,526)
                                                            ------------

                                                           $      30,360
                                                           =============

     See accompanying notes to unaudited consolidated financial statements.

                         THINKA WEIGHT-LOSS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               For the Period
                                    For the Three Months     September 16, 1996
                                      Ended  March  31,      (Date of Inception)
                                 ---------------------------    to March 31,
                                     2003            2002          2003
                                 ------------   ------------   ------------
                                  (Unaudited)    (Unaudited)    (Unaudited)
Revenue                          $          -   $          -   $          -
                                 ------------   ------------   ------------

Operating expenses:
   General and administrative         209,330        146,861      2,403,940
                                 ------------   ------------   ------------
Loss from operations                 (209,330)      (146,861)    (2,403,940)

Other income(expense):
   Interest income                          -              -          2,534
   Interest expense                    (8,711)        (3,877)       (98,323)
                                 ------------   ------------   ------------
Total other income(expense)            (8,711)        (3,877)       (95,789)
                                 ------------   ------------   ------------

Net loss                         $   (218,041)  $   (150,738)  $ (2,499,729)
                                 ============  =============   ============

Basic and diluted net loss per
  common share                   $      (0.01)  $      (0.02)
                                 ============   ============

Basic and diluted weighted
  average shares outstanding       15,956,400      9,800,000
                                 ============   ============

          See accompanying notes to unaudited consolidated financial statements.

                         THINKA WEIGHT-LOSS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    FOR THE PERIOD
                                                            FOR THE THREE MONTHS   SEPTEMBER 16, 1996
                                                               ENDED MARCH 31,    (DATE OF INCEPTION)
                                                       ----------------------------   TO MARCH 31,
                                                           2003           2002            2003
                                                       -------------  -------------  -------------
                                                        (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from operating activities
  Net loss                                             $  (218,041)    $  (150,738)   $(2,499,729)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Amortization of deferred financing costs             2,729                 -          2,729
      Changes in operating assets and liabilities
        Rent deposit                                       17,118                -              -
        Accounts payable and accrued expenses              42,661           43,462        676,348
        Accounts payable to related parties                3,824            66,833        718,364
        Accrued interest on notes payable to
          A related party                                  3,798             3,877         93,410
                                                       -------------  -------------  -------------

          Net cash used in operating activities          (147,911)         (36,566)    (1,008,878)
                                                       -------------  -------------  -------------

Cash flows provided by investing activities
  Payments received on note receivable
    from a related party                                     -                   -        205,400

Cash flows from financing activities
  Proceeds from note payable                                 -              35,000         44,500
  Proceeds from convertible debenture                     163,750                -        163,750
  Proceeds from sale of stock                                -                   -        300,000
  Advances (to)from related parties                       (15,500)               -        141,500
  Proceeds from notes payable to a related party             -                   -        154,067
                                                       -------------  -------------  -------------

          Net cash provided by financing
            activities                                    148,250           35,000        803,817
                                                       -------------  -------------  -------------


Net increase(decrease) in cash                              339             (1,566)           339

Cash, beginning of period                                    -               1,566              -
                                                       -------------  -------------  -------------

Cash, end of period                                    $     339      $          -   $        339
                                                       =============  =============  =============

Supplemental schedule of noncash investing and financing activities:

On December 18, 1996, the Company issued 5,400,000 shares of common stock in exchange for a note receivable in the amount of $5,400.

On July 31, 2001, the Company issued 80,000 shares of common stock in exchange for a note receivable in the amount of $200,000.

In connection with the reverse acquisition, the Company assumed $148,947 of predecessor company liabilities.


          See accompanying notes to unaudited consolidated financial statements.

Thinka Weight-Loss Corporation
(A Development Stage Company)
Notes to Unaudited Consolidated Financial Statements
March 31, 2003

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Background  and  Organization

Thinka Weight-Loss Corporation (the "Company") entered into a Share Purchase Agreement dated October 4, 2002 ("Purchase Agreement") with Transworld Benefits, Inc. ("Transworld") which sets forth the terms and conditions of a proposed business combination between the Company and Transworld. The transaction closed on January 30, 2003. Pursuant to the terms of the Purchase Agreement, all of the outstanding stock of Transworld was sold to the Company for 4,500,000 shares of the Company's common stock. The agreement also required that two stockholders of Transworld be given two of the three existing seats on the Board of directors of the Company. In addition, the majority stockholder of Transworld entered into an agreement with a stockholder of the Company to purchase an additional 5,300,000 shares of the Company's outstanding common stock from one of the Company's stockholders. As the stockholders of the Transworld now exercise control of the combined entity after the completion of the merger, the transaction has been accounted for as a "reverse acquisition." Under reverse acquisition accounting, the Transworld is considered the accounting acquirer and the Company is considered the accounting acquiree. The historical financial statements of Transworld have now become those of the Company.

The Company was incorporated in 1996 in Nevada. The Company is a development stage company formed to provide emergency travel services to the funeral, insurance, travel, Internet, and credit card industries. The Company will generate revenue through direct sales or licensing of the Company's proprietary products such as the return of remains of the deceased by private executive aircraft. The Company also intends to market and sell insurance plans for the repatriation of remains benefit, medical evacuation and necessary repatriation as well as accidental death and dismemberment benefits. The Company expects to sell its products to customers both domestically and internationally.

Basis  of  Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the management of the Company pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles generally accepted in the United States of America for interim financial information. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly represent the financial position and operating results for the respective periods. Certain information and footnote disclosures normally presented in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2002, included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on June 24, 2003. The results of the three months ended March 31, 2003 are not necessarily indicative of the results to be expected for the 12-month period.

Development  Stage  Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company.

Going  Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $218,041 for the three months ended March 31, 2003, had no net sales revenues during the period ended March 31, 2003, had a cash balance of $339 at March 31, 2003 and had a working capital deficiency of $1,976,797 at March 31, 2003. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market.

Management believes that its products will have a significant effect on future profitability. Management's plans also include obtaining additional capital through equity or debt financing. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management include, among others, the valuation allowance on deferred tax assets.

Loss  Per  Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares assumed to be outstanding during the period of computation. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2003, there were no potentially dilutive securities that would effect loss per share if they were to be dilutive.

Revenue  Recognition

The Company anticipates generating future sales revenue from sales of its products. The Company will recognize revenue as its services are provided to customers.

Comprehensive  Income

Comprehensive income is not presented in the Company's condensed consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

Segments of an Enterprise and Related Information

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying condensed consolidated financial statements.

NEW  ACCOUNTING  PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends SFAS No. 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of any underlying to conform it to language used in FASB
Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and (4) amends certain other existing pronouncements. This statement is effective for contracts entered into or modified after June30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS No. 149 are to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact upon its financial position, cash flows or results of operations.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not expect FIN 45 to have a material impact on its financial position or results of operations, as it does not act as a guarantor.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," to update, clarify and simplify existing accounting pronouncements. SFAS No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS No. 64, which amended SFAS No. 4, was rescinded because it was no longer necessary. The adoption of SFAS No. 145 did not have a material effect on its financial statements.

NOTE  2  -  NOTES  PAYABLE

The Company has received non-interest bearing advances from unrelated parties that are due on demand. The total outstanding balance of these notes is $44,500 as of March 31, 2003.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

Notes  Payable  to  a  Related  Party
-------------------------------------

In prior years the Company entered into unsecured promissory notes with one of the Company's officers which bear interest at 10% per annum and are due on demand. The principal outstanding balance on the note is $154,067 as of March 31, 2003, and the accrued interest payable is $93,410 as of March 31, 2003. Interest expense under this agreement was $3,798 and $3,877 for the three months ended March 31, 2003 and 2002, respectively. The Company paid no interest under the notes during the three months ended March 31, 2003 and 2002.

Advances  from  Related  Parties
--------------------------------

As of March 31, 2003, the Company has advances of $141,500 from one of its stockholders and other related parties to fund its operating expenses. The advances are non-interest bearing and due on demand.

Other  Expenses
---------------

The accounts payable and accrued expenses balance of $867,311 as of March 31, 2003 represents accruals for consulting services and general and administrative expenses payable to various related parties, including consultants, officers and /or stockholders of the Company. The Company recorded general and administrative expenses of approximately $42,000 and $39,000 for amounts due to these related parties for the three months ended March 31, 2003 and 2002, respectively.

NOTE 4 - CONVERTIBLE DEBENTURE

The Company entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla") dated January 29, 2003, pursuant to which the Company delivered to La Jolla an 8% Convertible Debenture, maturing January 29, 2005, in the amount of $300,000, convertible into the Company's common stock at a discount to the fair market value of the common stock, and a warrant that permits La Jolla to purchase up to an additional $1,500,000 of the Company's common stock at a discount to the fair market value of the common stock through January 29, 2006. At closing on January 30, 2003, the Company received $163,750 of the principal amount of the 8% Convertible Debenture, which is reflected in the accompanying balance sheet at March 31, 2003. The Company is obligated to register the sale of the underlying common stock to be issued upon conversion of the 8% Convertible Debenture and the exercise of the warrant. Upon the effective date of the registration, the Company will receive the balance of the principal amount of the 8% Convertible Debenture of $136,250. Provided the Company obtains additional financing from a third-party of at least $1,000,000 by July 29, 2003, the Company has the right to reject La Jolla's request to exercise all or any portion of the warrant. Thirty days following the effectiveness of such registration statement, the Company has the right to cause La Jolla to exercise up to $150,000 of the warrant per month.

As the convertible debenture allows La Jolla to convert the debenture into shares of common stock of the Company at a price below fair value at the time of conversion, the Company has recorded a beneficial conversion feature in the amount of $32,750. This amount has been capitalized as deferred financing costs and will be amortized as interest expense over the life of the related debenture. The Company recorded $2,729 of amortization for the three months ended March 31, 2003.

In the event that the Company is unable to obtain at lease $1,000,000 of additional financing, a discount for the relative fair value of the warrants will be recorded and will be amortized over the life of the Convertible Debenture. This discount will be approximately $139,000.

NOTE  5  -  LITIGATION

The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's position or results of operations.

                                                       TRANSWORLD BENEFITS, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS for The Years Ended December 31, 2002 and 2001

                                                                            WITH

                                            INDEPENDENT AUDITORS' REPORT THEREON

================================================================================

INDEPENDENT  AUDITORS'  REPORT

Board of Directors and Stockholders
Transworld  Benefits,  Inc.

We have audited the accompanying balance sheet of Transworld Benefits, Inc. (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period September 16, 1996 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002, and the results of its operations and its cash flows for each of the years in the two-year period then ended and for the period September 16, 1996 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. During the year ended December 31, 2002, the Company incurred a net loss of $675,312, has not yet generated net sales revenue and at December 31, 2002 has a working capital deficit of $1,776,288. Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's transition, ultimately, to the attainment of profitable operations is dependent upon its obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company's cost structure. These factors, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CORBIN & COMPANY, LLP

Irvine,  California
June 23, 2003

                                                                   BALANCE SHEET

================================================================================

                                                                           DECEMBER 31,
ASSETS                                                                         2002
                                                                          --------------
Current assets:
     Rent deposit                                                           $    17,118
                                                                            ------------
          Total assets                                                    $      17,118
                                                                          ==============

                          LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued expenses                                $     484,740
     Accounts payable to related parties                                        863,487
     Advances from related parties                                              157,000
     Notes payable                                                               44,500
     Notes payable to a related party                                           154,067
     Accrued interest on notes payable to a related party                        89,612
                                                                            ------------

          Total current liabilities                                           1,793,406
                                                                          --------------

Commitments and contingencies

Stockholders' deficit:
     Common stock, $0.001 par value; 10,000,000 shares
       authorized; 5,600,000 shares issued and outstanding        5,600
     Additional paid-in capital                                                 499,800
     Deficit accumulated during the development stage        (2,281,688)
                                                            ------------
          Total stockholders' deficit                                        (1,776,288)
                                                                          --------------

                                                                          $      17,118
                                                                          ==============


--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                        STATEMENTS OF OPERATIONS

================================================================================

                                                                         FOR THE PERIOD
                                         FOR THE YEAR    FOR THE YEAR     SEPTEMBER 16,
                                            ENDED           ENDED         1996 (DATE OF
                                         DECEMBER 31,    DECEMBER 31,      INCEPTION)
                                             2002            2001        TO DECEMBER 31,
                                                                              2002
Revenue                                 $           -   $           -   $              -
                                        --------------  --------------  -----------------

Operating expenses:
     General and administrative               659,905         831,673          2,194,610
                                        --------------  --------------  -----------------

Loss before other income (expense)           (659,905)       (831,673)        (2,194,610)

Other income (expense):                             -               -              2,534
     Interest income
     Interest expense                         (15,407)        (15,158)           (89,612)
                                        --------------  --------------  -----------------
          Total other income (expense)        (15,407)        (15,158)           (87,078)
                                        --------------  --------------  -----------------

Net loss                                $    (675,312)  $    (846,831)  $     (2,281,688)
                                        ==============  ==============  =================


--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                             STATEMENTS OF STOCKHOLDERS' DEFICIT

                           FOR THE PERIOD SEPTEMBER 16, 1996 (DATE OF INCEPTION)
                                                       THROUGH DECEMBER 31, 2002

================================================================================

                                                                              DEFICIT ACCUMULATED
                                           COMMON STOCK         ADDITIONAL         DURING THE
                                      ----------------------     PAID-IN          DEVELOPMENT
                                         SHARES       AMOUNT     CAPITAL             STAGE            TOTAL
                                      ------------  --------  -------------  ---------------------  ----------
Balance, September 16, 1996                      -  $      -  $          -   $                  -   $       -

Issuance of common stock to founders
  on December 18, 1996 at $0.001 per
  share for notes receivable             5,400,000     5,400             -                      -       5,400

Net loss                                         -         -             -                (35,069)    (35,069)
                                      ------------  --------  -------------  ---------------------  ----------

Balance, December 31, 1996               5,400,000     5,400             -                (35,069)    (29,669)

Net loss                                         -         -             -               (227,166)   (227,166)
                                      ------------  --------  -------------  ---------------------  ----------

Balance, December 31, 1997               5,400,000     5,400                             (262,235)   (256,835)

Net loss                                         -         -             -               (186,467)   (186,467)
                                      ------------  --------  -------------  ---------------------  ----------

Balance, December 31, 1998               5,400,000     5,400                             (448,702)   (443,302)

Net loss                                         -         -             -               (131,265)   (131,265)
                                      ------------  --------  -------------  ---------------------  ----------

Balance, December 31, 1999               5,400,000     5,400             -               (579,967)   (574,567)

Net loss                                         -         -             -               (179,578)   (179,578)
                                      ------------  --------  -------------  ---------------------  ----------

Balance, December 31, 2000               5,400,000     5,400             -               (759,545)   (754,145)


--------------------------------------------------------------------------------
Continued

                                                        STATEMENTS OF CASH FLOWS

================================================================================

                                                                             DEFICIT ACCUMULATED
                                           COMMON STOCK        ADDITIONAL        DURING THE
                                      ----------------------    PAID-IN          DEVELOPMENT
                                        SHARES       AMOUNT     CAPITAL             STAGE             TOTAL
                                      ------------  --------  -------------  ---------------------  ----------
Issuance of common stock on
   July 31, 2001 at $2.50 per share
   for note receivable                     80,000        80       199,920                     -       200,000

Issuance of common stock on
   October 10, 2001 at $2.50 per
    share for cash                        120,000       120       299,880                     -       300,000
Net loss                                        -         -             -              (846,831)     (846,831)
                                     ------------  --------  ------------  ---------------------  ------------

Balance, December 31, 2001              5,600,000     5,600       499,800            (1,606,376)   (1,100,976)

Net loss                                        -         -             -              (675,312)     (675,312)
                                     ------------  --------  ------------  ---------------------  ------------

Balance, December 31, 2002              5,600,000  $  5,600  $    499,800  $         (2,281,688)  $(1,776,288)
                                     ============  ========  ============  =====================  ============


--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

                                                        STATEMENTS OF CASH FLOWS

================================================================================

                                                    FOR THE YEAR    FOR THE YEAR       FOR THE PERIOD
                                                       ENDED           ENDED         SEPTEMBER 16, 1996
                                                    DECEMBER 31,    DECEMBER 31,    (DATE OF INCEPTION)
                                                        2002            2001        TO DECEMBER 31, 2002
                                                   --------------  --------------  ----------------------
Cash flows from operating activities:
   Net loss                                        $    (675,312)  $    (846,831)  $          (2,281,688)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
         Changes in operating assets and
           liabilities:
              Rent deposit                               (17,118)              -                 (17,118)
              Accounts payable and accrued
                expenses                                 398,289          82,432                 484,740
              Accounts payable to related parties        153,168         217,807                 863,487
              Accrued interest on notes payable
                to a related party                        15,407          15,158                  89,612
                                                   --------------  --------------  ----------------------

   Net cash used in operating activities                (125,566)       (531,434)               (860,967)
                                                   --------------  --------------  ----------------------

Cash flows provided by investing activities:
   Payments received on note receivable
     from a related party                                      -         200,000                 205,400
                                                   --------------  --------------  ----------------------

Cash flows from financing activities:
   Proceeds from notes payable                                 -               -                  44,500
   Proceeds from sale of stock                                 -         300,000                 300,000
   Advances from related parties                         124,000          33,000                 157,000
   Proceeds from notes payable to a related
     party                                                     -               -                 154,067
                                                   --------------  --------------  ----------------------

   Net cash provided by financing activities             124,000         333,000                 655,567
                                                   --------------  --------------  ----------------------

Net change in cash                                        (1,566)          1,566                       -

Cash, beginning of period                                  1,566               -                       -
                                                   --------------  --------------  ----------------------

Cash, end of period                                $           -   $       1,566   $                   -
                                                   ==============  ==============  ======================

Supplemental disclosure of cash flow
  information:
   Cash paid during the period for:
         Interest                                  $           -   $           -   $                   -
                                                   ==============  ==============  ======================
         Income taxes                              $           -   $           -   $                   -
                                                   ==============  ==============  ======================

Supplemental  schedule  of  noncash  financing  activities:

     On December 18, 1996, the Company issued 5,400,000 shares of common stock in exchange for a note receivable in the amount of $5,400.

On July 31, 2001, the Company issued 80,000 shares of common stock in exchange for a note receivable in the amount of $200,000.


--------------------------------------------------------------------------------
                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Transworld Benefits, Inc. (the "Company") was incorporated in 1996 in Nevada. The Company is a development stage company formed to provide emergency travel services to the funeral, insurance, travel, Internet, and credit card industries. The Company will generate revenue through direct sales or licensing of the Company's proprietary products such as the return of remains of the deceased by private executive aircraft. The Company also intends to market and sell insured plans for the repatriation of remains benefit, medical evacuation and necessary repatriation as well as accidental death and dismemberment benefits. The Company expects to sell its products to customers both domestically and internationally.

DEVELOPMENT  STAGE  ENTERPRISE

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated any revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for continuing research and development, obtaining regulatory approval and for the commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company.

GOING  CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $675,312, had no net sales revenues during the year ended December 31, 2002, had no cash balance and a working capital deficit of $1,776,288 at December 31, 2002. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. The Company's success is dependent upon numerous items, including the successful development of effective marketing strategies to customers in a competitive market.

Management believes that its products will have a significant effect on future profitability. Management's plans also include obtaining additional capital through equity or debt financing. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates. Significant estimates made by management include, among others, the valuation allowance on deferred tax assets.

CONCENTRATION  OF  CREDIT  RISK

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of December 31, 2002, there were no uninsured portions of cash.


                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
--------------------------------------------------------------------------------

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The carrying values of the Company's financial instruments as of December 31, 2002, including accounts payable and accrued expenses, and notes payable approximate their respective fair values due to their short-term nature. The fair value of advances from related parties and notes payable to related party are not determinable as the transactions are with related parties.

RESEARCH  AND  DEVELOPMENT

Research and development costs are charged to operations as they are incurred. The Company did not incur any research and development costs during the years ended December 31, 2002 and 2001.

INCOME  TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

REVENUE  RECOGNITION

The Company anticipates generating future sales revenue from sales of its products. The Company will recognize revenue at the time the products are sold or services are performed for customers.

COMPREHENSIVE  INCOME

Comprehensive income is not presented in the Company's financial statements since the Company did not have any items of comprehensive income in any period presented.

SEGMENTS  OF  AN  ENTERPRISE  AND  RELATED  INFORMATION

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying financial statements.

New  Accounting  Pronouncements
-------------------------------

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends SFAS No. 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS No. 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of any underlying to conform it to language used in FASB
Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and (4) amends certain other existing pronouncements. This statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS No. 149 are to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact upon its financial position, cash flows or results of operations.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a


                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
--------------------------------------------------------------------------------
prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not expect FIN 45 to have a material impact on its financial position or results of operations.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," to update, clarify and simplify existing accounting pronouncements. SFAS No. 4, which required all gains and losses from debt extinguishment to be aggregated and, if material, classified as an extraordinary item, net of related tax effect, was rescinded. Consequently, SFAS No. 64, which amended SFAS No. 4, was rescinded because it was no longer necessary. The adoption of SFAS No. 145 did not have a material effect on its financial statements.

NOTE  2  -  NOTES  PAYABLE
--------------------------

The Company has non-interest bearing advances from unrelated parties that are due on demand. The total outstanding balance of these notes is $44,500 as of December 31, 2002.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS
----------------------------------------

Note  Receivable  From  Related  Party
--------------------------------------

In 2001 the Company entered into an unsecured note receivable for $200,000 with a related party pursuant to a purchase of 80,000 shares of the Company's common stock (see Note 4), which was due on demand. The total outstanding balance on the note of $200,000 was paid in full during 2001.

Convertible  Note  Payable  to  a  Related  Party
-------------------------------------------------

In 1999 the Company entered into a convertible promissory note with one of the Company's stockholders for an initial principal amount of $1,500, bearing interest at 8% per annum. Based on the terms of the note, the borrower could, at its discretion, advance additional amounts of principal. The principal balance and accrued and unpaid interest were due on demand. The note and accrued interest were convertible at any time into shares of the Company's common stock at a conversion price equal to the lesser of $1.00 per share or such lower price as determined by the Board of Directors of the Company. In October 2001, the stockholder and the Company agreed to relinquish the conversion right and any accrued and unpaid interest (which was approximately $42,000 as of October 2001), and reclassify the outstanding principal balance of $550,787 to accounts payable to related parties in the accompanying balance sheet. As a result, no interest expense has been recorded in the accompanying financial statements.

Notes  Payable  to  a  Related  Party
-------------------------------------

In prior years the Company entered into unsecured promissory notes with one of the Company's officers which bear interest at 10% per annum and are due on demand. The principal outstanding balance on the note is $154,067 as of December 31, 2002, and the accrued interest payable, which is included in accompanying balance sheet, is $89,612 as of December 31, 2002. The Company paid no interest under the notes during 2002 and 2001 and recorded interest expense of $15,407 and $15,158 for the years ended December 31, 2002 and 2001, respectively.

Advances  from  Related  Parties
--------------------------------

During 2002 and 2001, the Company received advances of $124,000 and $33,000, respectively, from one of its stockholders and other related parties to fund its operating expenses. The advances are non-interest bearing and due on demand. As of December 31, 2002, the entire amount of the advances of $157,000 is outstanding and included in advances from related parties in the accompanying balance sheet.


                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  3  -  RELATED  PARTY  TRANSACTIONS,  CONTINUED
----------------------------------------------------

Other  Expenses
---------------

The accounts payable to related parties balance of $863,487 as of December 31, 2002 represents accruals for consulting services and general and administrative expenses payable to various related parties, including consultants, officers and/or stockholders of the Company. The Company recorded general and administrative expenses of approximately $196,000 and $279,000 related to these related parties for the years ended December 31, 2002 and 2001, respectively.

NOTE  4  -  STOCKHOLDERS'  EQUITY
---------------------------------

During the year ended December 31, 2001, the Company issued 80,000 shares of restricted common stock to a related party at $2.50 per share (which represents management's estimated fair market value of its common stock on the date of issuance, as approved by the Board of Directors), for which the Company received a promissory note in the principal amount of $200,000 (see Note 3).

During the year ended December 31, 2001, the Company sold 120,000 shares of common stock at $2.50 per share to related parties for $300,000 in cash.

NOTE  5  -  LEASES
------------------

Prior  to  October  2002,  the Company leased its facility from a related party.
The rent expense paid to a related party was $20,900 and $20,100 during the years ended December 31, 2002 and 2001, respectively, and is included in general and administrative expenses in the accompanying statements of operations.

Beginning in October 2002, the Company leases its facility under an operating sub-lease agreement expiring in March 2005. Under the sub-lease, the Company pays $8,559 per month through December 31, 2003, and $8,947 per month thereafter. The total amount of rent paid during the year ended December 31, 2002 and 2001 was $46,578 and $20,100 and is included in general and administrative expenses in the accompanying statements of operations.

The future minimum annual lease payments under this sub-lease agreement at December 31, 2002 are as follows:

                YEARS ENDING
                DECEMBER 31,
          -----------------------

          2003                                $ 102,711
          2004                                  107,361
          2005                                   26,840
                                              ---------

                                              $ 236,912
                                              =========

NOTE  6  -  INCOME  TAXES
-------------------------

As the Company incurred net operating losses through December 31, 2002, the Company has not recorded any provision for income taxes for the periods presented. At December 31, 2002, the Company had approximately $2,282,000 and $1,943,000, respectively, of federal and state net operating loss carryforwards for tax reporting purposes available to offset future taxable income; federal and state carryforwards expire through 2022 and 2009, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2002, the effect of such limitation, if applicable, has not been determined.


                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  6  -  INCOME  TAXES,  CONTINUED

DEFERRED TAX ASSETS CONSIST PRIMARILY OF THE TAX EFFECT OF NET OPERATING LOSS CARRYFORWARDS. THE COMPANY HAS PROVIDED A FULL VALUATION ALLOWANCE ON THE DEFERRED TAX ASSETS BECAUSE OF THE UNCERTAINTY REGARDING REALIZABILITY. THE VALUATION ALLOWANCE INCREASED APPROXIMATELY $269,000 AND $337,000 DURING THE YEARS ENDED DECEMBER 31, 2002 AND 2001, RESPECTIVELY.

     Deferred tax assets consist of the following at December 31, 2002:

           Deferred tax assets:
               Net operating loss carryforwards  $889,000
               Less valuation allowance          (889,000)
                                                 ---------

                                                 $      -
                                                 =========

A reconciliation of income taxes computed at the federal statutory rate of 34% to the provision for income taxes is as follows for the years ended December 31:

                                                     2002        2001

Computed benefit at federal statutory rate        $(230,000)  $(288,000)
State income tax benefit, net of federal effect     (39,000)    (49,000)
Increase in valuation allowance                     269,000     337,000
                                                  ----------  ----------

                                                  $       -   $       -
                                                  ==========  ==========

NOTE  7  -  LITIGATION,  COMMITMENTS  AND  CONTINGENCIES
--------------------------------------------------------

Employment  Agreements
----------------------

During 2000, the Company entered into an employment contract with its President and Chief Executive Officer. In addition to annual salary, the contract also provides for annual bonuses based on the Company's gross sales, right of first refusal to purchase shares of the Company at fair market value so that the officer's total interest in the Company is not less than 40 percent, and options to purchase shares equal to a minimum of 40 percent of the total issued and outstanding shares of the Company upon establishment of a stock option plan. This contract was amended in October 2002 to provide for commissions equal to 10 percent of the adjusted gross sales of the Company to certain associations.

During 2001, the Company entered into another employment contract with another of its officers. In addition to annual salary, the contract also provides for the right of first refusal to purchase an insignificant percentage of the shares of the Company at fair market value and options to purchase shares of the Company upon establishment of a stock option plan.

During 2002, the Company entered into employment contracts with two management employees. The contracts provide for advance salaries against future commissions as specified in the agreement. In the event of employment termination, any outstanding balance of the advances must be repaid by the employee, within 7 days of such termination. These agreements also provide for the right of first refusal to purchase an insignificant percentage of the shares of the Company at fair market value and options to purchase shares of the Company upon establishment of a stock option plan.

The above contracts provide for a combined annual salary of $465,000 and expire in various periods from May 2005 through September 2005. As of December 31, 2002, the Company has not adopted any stock option plan.


                                            See independent auditors' report and
                                      accompanying notes to financial statements

================================================================================
NOTE  7  -  LITIGATION,  COMMITMENTS  AND  CONTINGENCIES,  CONTINUED
--------------------------------------------------------------------

Royalty  Agreement
------------------

In  1999,  the  Company  entered  into  a  Settlement  Agreement  and  Release
("Agreement") with an unrelated party based on which the Company will pay a royalty in the amount of 1% of future gross sales of repatriation products and services for a period of seven years commencing with the date of first repatriation sale. The royalty payments will be paid as follows: a) payment of $5,000 made in 2000, b) payment of $45,000 within 15 days after a receipt of investment funds or entering into financing agreement to start the repatriation business, and c) a monthly payment of 1% of repatriation sales for the remainder of the royalty period after the cumulative repatriation sales reach $5 million. The Agreement contains certain provisions for royalty payments if the repatriation business is sold or transferred to a third party. The Company did not accrue or pay any royalty payments during the years ended December 31, 2002 and 2001 as none of the above conditions have been met.

Litigation
----------

The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's position or results of operations.

NOTE  8  -  SUBSEQUENT  EVENTS
------------------------------

On October 4, 2002, the Company entered into a Share Purchase Agreement ("Purchase Agreement") with Thinka Weight-Loss Corporation ("TWLC") which sets forth the terms and conditions of a business combination between the Company and TWLC. The transaction closed on January 30, 2003. Pursuant to the terms of the Purchase Agreement, all of the outstanding stock of the Company will be sold to TWLC in exchange for 4,500,000 shares of TWLC common stock. The agreement also required that two stockholders of the Company would occupy two of the three existing seats on the Board of Directors of TWLC. In addition, the majority stockholder of the Company has entered into an agreement with a stockholder of TWLC to purchase an additional 5,300,000 shares of outstanding TWLC common stock from the TWLC stockholder. As the stockholders of the Company will exercise control of the combined entity after the completion of the merger, the transaction will be accounted for as a "reverse acquisition." Under reverse acquisition accounting, the Company will be considered the accounting acquirer and TWLC will be considered the accounting acquiree. The historical financial statements of the Company will become those of TWLC.

TWLC entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla") dated January 29, 2003, pursuant to which TWLC delivered to La Jolla an 8% Convertible Debenture, maturing January 29, 2005, in the amount of $300,000, convertible into TWLC's common stock at a discount to the fair market value of the common stock, and a warrant that permits La Jolla to purchase up to an additional $1,500,000 of TWLC's common stock at a discount to the fair market value of the common stock through January 29, 2006. At closing on January 30, 2003, TWLC received $163,750 of the principal amount of the 8% Convertible Debenture. TWLC is obligated to register the sale of the underlying common stock to be issued upon conversion of the 8% Convertible Debenture and the exercise of the warrant. Upon the effective date of the registration, TWLC will receive the balance of the principal amount of the 8% Convertible Debenture of $136,250. Provided TWLC obtains additional financing from a third-party of at least $1,000,000 by July 29, 2003, TWLC has the right to reject La Jolla's request to exercise all or any portion of the warrant. Thirty days following the effectiveness of such registration statement, TWLC has the right to cause La Jolla to exercise up to $150,000 of the warrant per month. As a result, the Company has recorded a beneficial conversion feature upon the issuance of the Convertible Debenture and will record a discount for the relative fair value of the warrants if no additional financing is obtained. These amounts will be amortized over the life of the Convertible Debenture.


                                            See independent auditors' report and
                                      accompanying notes to financial statements

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
     -------------------------------------------------------------------------
                                   DISCLOSURE
                                   ----------

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding our Company and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. All of that information is qualified in all respects by such reference to such exhibit.

We are a reporting company with the Securities and Exchange Commission; as such, we are required to file reports and other information with the Securities and Exchange Commission. This registration statement, complete with any exhibits, as well as those reports and other information when so filed, may be inspected at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. For further information on the operation of the Public Reference Room, please call the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. This registration statement, complete with its exhibits, is available on the website of the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Our Bylaws include a provision which provides, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability:

     - for any breach of such officer's or director's duty of loyalty to us or our security holders;
     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     - liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
     - for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification  Agreements.  We  anticipate  that  we  will  enter  into
---------------------------
indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                   -------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holder. The estimated expenses of issuance and distribution are set forth below.

     =================================  =================  ================
     Registration Fees                  Approximately      $         200.00
     ---------------------------------  -----------------  ----------------
     Legal Fees                         Approximately      $      35,000.00
     ---------------------------------  -----------------  ----------------

     Accounting Fees                    Approximately      $      15,000.00
     =================================  =================  ================

                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Previously Reported Sales of Securities.  We previously sold those securities as
---------------------------------------
set forth in our amended registration statement on pages 36-37 of Form SB-2/A, filed with the Securities and Exchange Commission on March 12, 2002, which is hereby incorporated by reference.

Stock  Exchange.  On  January 30, 2003, we issued 4,500,000 shares of our common
---------------
stock, in the aggregate, to the Transworld Benefits Shareholders, in exchange for all of the outstanding common stock of Transworld Benefits, Inc. The terms of this exchange are more fully described in our Form 8-K, filed with the Securities and Exchange Commission on February 14, 2003, which is hereby incorporated by reference. In this transaction, we issued stock to a total of three individuals and one corporation. This was a unique transaction for the sole purpose of affecting an acquisition of TransWorld benefits, Inc., and no similar transactions were entered into that could be considered to be integrated with this offering. Prior to closing the transaction, we supplied information to each purchaser in compliance with Rule 502(b). We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. The purchasers represented in writing that the shares were being acquired for investment purposes only and not for resale, and in addition, the stock certificates issued to the purchasers contained a restrictive legend in accordance with Rule 144. The stock issued to the purchasers has not been sold since closing. There were no underwriters, and no commissions were paid in connection with this offering. This offer was closed upon acquisition of TransWorld Benefits, Inc.

Convertible  Debenture  and  Warrant.  On  January  30,  2003,  we issued to the
------------------------------------
selling security holder an 8% Convertible Debenture in the principal amount of $300,000, and a Warrant to Purchase Common Stock for the purchase of 1.5 million shares of common stock. The terms of this private placement, as amended, are set forth in greater detail in the prospectus under the section entitled "Terms of the Debenture and Warrant" on pages 8 through 10, which section is hereby incorporated by this reference. To date, we have received only $167,500 of the total principal amount of $300,000 to be disbursed to us by the selling security holder. The selling security holder is obligated to disburse an additional $33,750 upon the filing of this registration statement, and the remaining principal amount of $98,750 upon effectiveness of this registration statement. In connection with such sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Based upon information provided to us by the selling security holder, we determined that it was an accredited investor because it had net assets in excess of $5,000,000. Prior to completing the sale, we supplied information to the selling security holder in compliance with Rule 502(b). The selling security holder represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule
144. There were no underwriters, and no commissions were paid in connection with this offering. The offer was closed upon closing the transaction with the selling security holder.

Common  Stock.  On  or  about April 15, 2003, we accepted a subscription for the
-------------
sale of 1,000,000 shares of common stock to Lonene Fontagne, an individual, at a price of $0.10 per share. In the event that the market rate of the stock falls below $0.10 per share over a ninety (90) day period from the date of purchase, then the purchase price will be adjusted to market rate, but in no event less than $0.01, and we will issue additional shares to Ms. Fontagne in accordance with the adjusted purchase price. We have issued a total of 880,000 shares of common stock to Ms. Fontagne for a total purchase price of $88,000. We received in the following amounts on the following dates: (a) $50,000 on April 15, 2003,
(b) $10,000 on June 16, 2003, (c) $6,000 on June 25, 2003, (d) $2,000 on July 1,
2003, and $20,000 on July 2, 2003. We expect to receive the remaining $12,000 within the next 30 days. Prior to closing the transaction, we supplied information to Ms. Fontagne in compliance with Rule 502(b). We had a prior business relationship with Ms. Fontagne. We did not publish any advertisement, article, notice or other communication intended for public distribution regarding our intent to make this offering. Ms. Fontagne represented in writing that the shares were being acquired for investment purposes only and not for resale, and, in addition, the certificates representing the securities bear a restrictive legend in accordance with Rule 144. There were no underwriters, and the offer will be closed upon the sale of the additional 120,000 shares of stock to Ms. Fontagne.

                                    EXHIBITS
                                    --------

     Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:


Exhibit No.
-----------
3.1          Articles of Incorporation
             (Charter Document)*

3.2          Bylaws*

4.1          8% Convertible Debenture, dated January 29, 2003, issued to La Jolla Cove Investors, Inc.**

4.2          Warrant to Purchase Common Stock, dated January 29, 2003, issued to La Jolla Cove Investors, Inc.**

4.3          Side Letter Agreement between Thinka Weight-Loss Corporation and La Jolla Cove Investors, Inc.
             regarding Warrant to Purchase Common Stock, dated January 29, 2003.**

4.4          Registration Rights Agreement, dated January 29, 2003, regarding underlying common stock to be issued upon conversion of 8% Convertible Debenture and exercise of Warrant to Purchase
             Common Stock.**

4.5          Letter Agreement amending 8% Convertible Debenture and Warrant to Purchase Common Stock,
             dated August 14, 2003.

5.1          Opinion Re: Legality

8.1          Opinion Re: Tax Matters (not applicable)

10.1         Share Purchase Agreement***


                                       57

10.2         Sublease, dated May 16, 2002, by and between Transworld Benefits, Inc., and DHR International,
             Inc., an Illinois corporation, together with related Indemnification Agreement, dated October 1,
             2002.****

10.3         Employment Agreement ~ Charles C. Seven, by and between Transworld Benefits, Inc. and
             Charles C. Seven.**

10.4         Amendment to Employment Agreement ~ Charles Seven, by and between Transworld Benefits,
             Inc. and Charles C. Seven, dated effective as of October 29, 2002. *****

10.5         Employment Agreement ~ Keith Romine, by and between Transworld Benefits,
             Inc. and Keith Romine. **

10.6         Employment Agreement ~ Ronald Robertson, by and between Transworld Benefits, Inc. and
             Ronald Robertson.**

10.7         Engagement Letter with KnightsBridge Capital, dated June 28, 2003.

10.8         Note Payable to Charles Seven on September 9, 1997.

10.9        Note Payable to Charles Seven on October 17, 1996.

10.10        Note Payable to Charles Seven on October 17, 1996.

10.11        Note Payable to Charles Seven on November 1, 1996.

10.12        Note Payable to Charles Seven on November 8, 1996.

10.13        Note Payable to Charles Seven on December 19, 1997.

10.14        Note Payable to Charles Seven on November 8, 1996.

10.15        Note Payable to Charles Seven on December 27, 1997.

10.16        Note Payable to Charles Seven on December 29, 1997.

10.17        Note Payable to Charles Seven on January 8, 1997.

10.18        Note Payable to Charles Seven on February 18, 1997.

10.19        Note Payable to Charles Seven on February 24, 1997.

10.20        Note Payable to Charles Seven on March 17, 1997.

10.21        Note Payable to Charles Seven on March 7, 1997.

10.22        Note Payable to Charles Seven on March 7, 1997.

10.23        Note Payable to Charles Seven on April 22, 1997.

10.24        Note Payable to Charles Seven on April 24, 1997.


                                       58

10.25        Note Payable to Charles Seven on May 14, 1997.

10.26        Note Payable to Charles Seven on May 2, 1997.

10.27        Note Payable to Charles Seven on August 12, 1997.

10.28        Note Payable to Charles Seven on August 23, 1997.

10.29        Note Payable to Charles Seven on August 28, 1997.

10.30        Note Payable to Charles Seven on October 17, 1996.

15.1         Letter on unaudited interim financial information

23.1         Consent of Auditors

23.2         Consent of Counsel

*            Included as exhibits to our registration statement on SB-2 filed with the Securities and Exchange
             Commission on July 17, 2000.
**           Included as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on
             February 14, 2003.
***          Included as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on
             October 15, 2002.
****         Included as an exhibit to our Form 10-QSB/A filed with the Securities and Exchange Commission on February 27, 2003.



                                  UNDERTAKINGS
                                  ------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Irvine, California, on August 22, 2003.


                                   Thinka Weight-Loss Corporation,
                                   a Nevada corporation

                                   By: _____________________________________
                                        Charles C. Seven
                                   Its: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed on this 22 day of August, 2003, by the following persons in the capacities and on the dates stated:

______________________________________________
Charles C. Seven,
President, Chief Executive Officer, Director

______________________________________________
Keith Romine,
Secretary, Treasurer, Director


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